The information in this prospectus supplement is not complete and may be changed. The registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-147295 and 333-147295-01
SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 26, 2007)
1,400,000 Depositary Shares

Each Representing 1/100th of a Share of
Series A Noncumulative Redeemable Convertible
Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Depositary Share)

We are offering 1,400,000 depositary shares, each representing a 1/100th fractional interest in a share of our Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock. The shares of Series A Preferred Stock underlying the depositary shares will be deposited with Illinois Stock Transfer Company, as depository. As a holder of depositary shares, you will be entitled to all proportional rights, preferences and privileges of the Series A Preferred Stock. We will receive all of the net proceeds from the sale of the depositary shares. The following is a summary of the Series A Preferred Stock (and the depositary shares):

•	We expect to pay noncumulative dividends on the Series A Preferred Stock at the rate of % of the liquidation preference per year which initially will equal an annual dividend on each depositary share of $ (which is the equivalent of % of the initial liquidation preference of $25.00 per depositary share). Such dividends are payable quarterly in cash, when, as and if declared, by our board of directors on the last day of March, June, September and December, commencing December 31, 2007. Dividends for the first dividend period ending December 31, 2007, if any, will be for less than a full quarter.

•	If our board of directors does not declare a dividend for any quarterly dividend period, you will not be entitled to receive any dividend for that quarterly dividend period and the undeclared dividend will not accumulate.

•	Each depositary share is convertible at your option at any time, unless previously redeemed, into shares of our common stock equal to the quotient achieved when $25.00 is divided by the initial conversion price of $ , which may be adjusted as described in this prospectus supplement.

•	We may, at our option, convert each depositary share into that number of shares of our common stock equal to the quotient achieved when $25.00 is divided by the initial conversion price of $ , as adjusted, on or after the fifth anniversary of the issue date of the Series A Preferred Stock. We may exercise this option only if (i) the closing sale price for our common stock equals or exceeds 130% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the fifth trading day immediately prior to our issuance of a press release announcing our exercise of this option; and (ii) we have paid full dividends on the depositary shares for four consecutive quarters prior to the issuance of the press release.

•	We may redeem the depositary shares, in whole or in part, for cash at $25.00 per share, plus declared and unpaid dividends since the last dividend payment date, if any, on or after the fifth anniversary of the date of issuance of the Series A Preferred Stock.

All depositary shares we are selling in this offering and the shares of our common stock issued upon conversion of the Series A Preferred Stock will be freely tradeable without restriction under the Securities Act of 1933, as amended, except for shares purchased by our “affiliates.”

We have requested that the depositary shares be currently quoted and traded on the Nasdaq Global Market under the symbol “MBPS.” If this request is granted, trading of the depositary shares is expected to commence within 30 days following the initial delivery of the depositary shares.

Our common stock is currently quoted and traded on the Nasdaq Global Market under the symbol “MBHI.” The last reported sale price of our common stock on the Nasdaq Global Market on November 27, 2007 was $12.70.

You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” beginning on page S-6 of this prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus supplement and the accompanying prospectus by reference for certain risks and uncertainties you should consider.

	Per Share	Total

Price to public	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

We have granted the underwriters an option to purchase up to 210,000 additional depositary shares at the public offering price, less the underwriting discount, to cover over-allotments, if any. The underwriter may exercise this option at any time within 30 days after the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect the depositary shares will be ready for delivery in the form of depositary receipts through the facilities of Illinois Stock Transfer Company on or about December   , 2007, subject to customary closing conditions.

Stifel Nicolaus
Friedman Billings Ramsey
Sterne, Agee & Leach, Inc.
Howe Barnes Hoefer & Arnett
The date of this prospectus supplement is          , 2007

Midwest Bank and Trust Company, a locally owned bank, operates 29 banking centers in the Chicago metropolitan area.

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement and the accompanying prospectus, we use the terms “we,” “us,” “our” and “Midwest” to refer to Midwest Banc Holdings, Inc.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Our shelf registration statement allows us to offer from time to time common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units consisting of any combination of the foregoing.

In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the depositary shares (and the underlying Series A Preferred Stock) that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing.

This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with different information. You should not rely on any other information you may otherwise receive. We are not, and the underwriters are not, making an offer to sell or selling these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than the respective dates of those documents, except where the information is as of a specific date.

Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

SUMMARY OF THE OFFERING

For a more complete description of the rights, preferences and other terms of the Series A Preferred Stock underlying the depositary shares specified in the following summary, please see the information under the caption “Description of Series A Preferred Stock and Depositary Shares” beginning on page S-23 of this prospectus supplement and “Description of Preferred Stock” beginning on page 8 of the accompanying prospectus.

Securities offered	1,400,000 depositary shares each representing 1/100th fractional interest of a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock, or the Series A Preferred Stock (1,610,000 depositary shares if the underwriters exercise their over-allotment option in full).

Price per depositary share	$25.00.

Dividends	% per annum of the liquidation preference, which is initially equivalent to $ per year and $ per quarter per depositary share.

Dividends are payable quarterly, when, as and if declared, on the last day of March, June, September and December of each year (or if such day is not a business day, the next business day), commencing December 31, 2007 by our board of directors. Dividends for the first dividend period ending December 31, 2007, if any, will be for less than a full quarter.

Dividends are noncumulative and are payable if, when and as declared by our board of directors. Therefore, if no dividend is declared by our board of directors on the Series A Preferred Stock for a quarterly dividend period, holders of depositary shares will have no right to receive a dividend for that period, whether dividends are declared for any subsequent period. Dividends may not be paid on our common stock or any other capital security which ranks junior to the Series A Preferred Stock for any prior dividend period for which a dividend has been declared but not paid in full until full dividends with respect to the Series A Preferred Stock (and, therefore, the depositary shares) for such dividend periods and the then-current dividend period have been paid or set apart for payment; provided that the payment of such dividends for prior dividend periods has been approved by the Federal Reserve Board. See “Description of Series A Preferred Stock and Depositary Shares — Dividend Rights” beginning on page S-24 of this prospectus supplement.

Liquidation preference	The liquidation preference for each share of Series A Preferred Stock is initially $2,500, or $25.00 per depositary share, plus declared and unpaid dividends for any prior and the then-current dividend period, if any; provided that the payment of such dividends for prior dividend periods has been approved by the Federal Reserve Board. See “Description of Series A Preferred Stock and Depositary Shares — Liquidation Preference” beginning on page S-25 of this prospectus supplement.

Conversion	Each share of Series A Preferred Stock, at the option of the holder, is convertible at any time into the number of shares of our common stock equal to $2,500 divided by the conversion price then in effect, which initially will be $ . Each depositary share is convertible at your option into the number of shares of our common stock equal to $25.00 divided by the conversion price then in effect (initially $ ). The initial conversion price of $ is equivalent to a % premium over $ per share, the last reported sale price of our common stock on , 2007. Except as otherwise provided, shares of our Series A Preferred Stock will only be convertible into shares of our common stock. Cash will be paid in lieu of issuing any fractional share interest.

This conversion price is also subject to anti-dilution adjustments upon the occurrence of certain events.

All of the depositary shares we are selling in this offering and the shares of our common stock issued upon any conversion of the depositary shares will be freely tradeable without restriction under the Securities Act of 1933, except for shares purchased by our “affiliates.” See “Description of Series A Preferred Stock and Depositary Shares — Your Conversion Rights” beginning on page S-26 of this prospectus supplement.

Company conversion option	On or after the fifth anniversary of the issue date of the Series A Preferred Stock, we may, at our option, require holders of the Series A Preferred Stock (and, therefore, the depositary shares) to convert each share of Series A Preferred Stock into the number of shares of our common stock equal to the quotient achieved when $2,500 is divided by the conversion price then in effect. Each depositary share will be convertible into the number of shares of our common stock equal to $25.00 divided by the conversion price then in effect (initially $ ). We may exercise this option only if: (i) the closing sale price for our common stock equals or exceeds 130% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the fifth trading day immediately prior to our issuance of a press release announcing our exercise of this option; and (ii) we have paid full dividends on the depositary shares for four consecutive quarters prior to the issuance of the press release. See “Description of Series A Preferred Stock and Depositary Shares — Our Conversion Option” beginning on page S-28 of this prospectus supplement.

Optional redemption	The Series A Preferred Stock and, therefore, the depositary shares are redeemable at our option at any time, in whole or in part, or after the fifth anniversary of the issue date of the Series A Preferred Stock, at $2,500 per share of Series A Preferred Stock (or $25.00 per depositary share), plus declared and unpaid dividends, if any for the prior and the then-current dividend periods; provided that the payment of such dividends for the prior dividend periods has been approved by the Federal Reserve Board. See “Description of Series A Preferred Stock and Depositary Shares — Optional Redemption” beginning on page S-32 of this prospectus supplement.

Ranking	The Series A Preferred Stock and, therefore, the depositary shares will be, with respect to dividends and upon liquidation, dissolution or winding-up: (i) junior to all our existing and future debt obligations; (ii) junior to each class of capital stock or series of preferred stock, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock; (iii) on parity with each other class of our capital stock or series of preferred stock, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock; and (iv) senior to all classes of our common stock or series of preferred stock, the terms of which do not expressly provide that it ranks senior to or on parity with the Series A Preferred Stock. See “Description of Series A Preferred Stock and Depositary Shares — Liquidation Preference” beginning on page S-25 of this prospectus supplement.

Voting rights	Except as otherwise required by Delaware law and as set forth herein, a holder of Series A Preferred Stock (and, therefore, the holders of the depositary shares) will have no voting rights. The consent of the holders of at least two-thirds of the Series A Preferred Stock (and, therefore, the depositary shares), voting as a class, is required to (i) amend, alter, repeal or otherwise change any provision of our amended and restated certificate of incorporation or the certificate of designation under which the Series A Preferred Stock has been created in a manner that would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock or (ii) create, authorize, issue or increase the authorized or issued amount of any class or series of our equity securities that is senior to or on parity with the Series A Preferred Stock as to dividend rights, or rights upon our liquidation, dissolution or winding-up.

The consent of the holders of the Series A Preferred Stock (and, therefore, that of the holders of the depositary shares) will not be required in connection with (i) the increase in the amount of authorized shares of Series A Preferred Stock; (ii) the issuance of additional shares of Series A Preferred Stock; or (iii) the creation, authorization or issuance of equity securities which are on parity with the Series A Preferred Stock as to dividend rights, or rights upon liquidation, dissolution or winding up, unless such equity securities have cumulative dividend rights.

If dividends on any outstanding shares of Series A Preferred Stock (and, therefore, the depositary shares) have not been paid in full for six or more quarterly periods (whether or not consecutive), holders of Series A Preferred Stock (and, therefore, holders of depositary shares) (voting separately as a class with all other series of preferred stock on parity with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable) as a separate class will be entitled to elect two additional directors to our board of directors to serve until all dividends have been fully paid or declared and set apart for payment for four consecutive quarterly dividend periods. See “Description of Series A Preferred Stock and Depositary Shares — Voting Rights” beginning on page S-31 of this prospectus supplement.

Net proceeds	The net proceeds of this offering will be approximately $33.8 million, assuming an offering price of $25.00 per depositary share, after deducting underwriting discounts and commissions and estimated offering expenses, without giving effect to the underwriters’ over-allotment option. See “Use of Proceeds” beginning on page S-16 of this prospectus supplement.

Use of proceeds	We plan to use the net proceeds from this offering to contribute capital to our bank subsidiary and to repay a portion of our senior debt outstanding under our revolving line of credit with a correspondent bank as well as for general corporate purposes. See “Use of Proceeds” beginning on page S-16 of this prospectus supplement.

Tax consequences	Material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of our Series A Preferred Stock and the depositary shares and our common stock issued upon its conversion are described in “Material Federal U.S. Income Tax Considerations” beginning on page S-37 of this prospectus supplement. Prospective investors are advised to consult with their own tax advisors regarding the tax consequences of acquiring, holding or disposing of our Series A Preferred Stock, depositary shares and common stock issued upon its conversion in light of current tax laws, their particular personal investment circumstances and the application of state, local and other tax laws.

Proposed Nasdaq Global Market symbol	We have requested that the depositary shares be currently quoted and traded on the Nasdaq Global Market under the symbol “MBPS.”

Absence of a trading market	The depositary shares are a new issue of securities with no established trading market. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the depositary shares.

Ratings	The depositary shares are not rated by any nationally recognized statistical rating organization. See “Risk Factors — Risks Related to an Investment in our Depositary Shares — The depositary shares have not been rated and, if rated in the future, the rating could adversely affect their market price.” on page S-12 of this prospectus supplement.

Common stock outstanding(1)	24,405,971 shares as of September 30, 2007.

Risk factors	You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” beginning on page S-6 of this prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus supplement and the accompanying prospectus by reference for certain risks and uncertainties you should consider.

(1)	Excludes 488,152 shares of our common stock reserved for issuance upon the exercise of stock options outstanding as of September 30 2007, of which options to purchase 460,652 shares of our common stock were then exercisable; and excludes 2,060,729 shares of our common stock reserved for future grant under our existing stock and incentive plan as of September 30, 2007. Also excludes approximately 3.7 million shares issued in connection with the acquisition of Northwest Suburban Bancorp, Inc. on October 1, 2007. See “Business — 2007 Developments” beginning on page S-19 of this prospectus supplement.

RISK FACTORS

This section describes some, but not all, of the risks of acquiring depositary shares in this offering. Before making an investment decision, you should carefully consider the risks described below in conjunction with other information contained in this prospectus supplement, together with other information included in or incorporated by reference into this prospectus supplement. Our business, financial condition, and results of operations could be harmed by any of these risks, or other risks that have not been identified or which we believe are immaterial or unlikely. The value or market price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition to the risks described in this prospectus supplement, you should carefully consider the risks described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under Item 1A “Risk Factors.” In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statements referred to in “Special Note Regarding Forward-Looking Statements” beginning on page S-41 of this prospectus supplement.

Risks Related to Our Business

Our allowance for loan losses may not be sufficient to cover actual loan losses, including losses associated with the Large Problem Credit, which could adversely affect our results of operations or our financial condition.

As a lender, we are exposed to the risk that our loan customers may not repay their loans according to their terms and that the collateral securing the payment of these loans may be insufficient to assure repayment. We may experience significant loan losses which could have a material adverse effect on our operating results. Management makes various assumptions and judgments about the collectibility of our loan portfolio, which are based in part on:

•	current economic conditions and their estimated effects on specific borrowers;

•	an evaluation of the existing relationships among loans, potential loan losses and the present level of the allowance;

•	results of examinations of our loan portfolios by regulatory agencies; and

•	management’s internal review of the loan portfolio.

We maintain an allowance for loan losses in an attempt to cover probable incurred loan losses inherent in our loan portfolio. Additional loan losses will likely occur in the future and may occur at a rate greater than we have experienced historically. In determining the amount of the allowance, we rely on an analysis of our loan portfolio, our experience, and our evaluation of general economic conditions. If our assumptions and analysis prove to be incorrect, our current allowance may not be sufficient. In addition, adjustments may be necessary to allow for unexpected volatility or deterioration in the local or national economy or other factors such as changes in interest rates that may be beyond our control. Large additions to the allowance could materially decrease our net income. In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of management. Any increase in our loan allowance or loan charge-offs as required by these regulatory agencies could have a material adverse effect on our results of operations.

In particular, we have outstanding loans to one borrower and his related entities, referred to as the Large Problem Credit, which accounted for 64.6% of our nonaccrual loans as of September 30, 2007. At September 30, 2007, the remaining total loan exposure related to the Large Problem Credit was $28.9 million, all of which is currently classified as nonaccrual. We recorded a $5.0 million provision for loan losses relating to the Large Problem Credit in the second quarter of 2006. In the fourth quarter of 2006, we recorded an additional $5.5 million provision and charged off $7.5 million of the principal balance to reflect the deterioration of the Large Problem Credit. In the third quarter of 2007, the borrower’s corporate entities filed for protection under Chapter 11 of the Bankruptcy Code. We continue the process of pursuing the collection of the Large Problem Credit and the liquidation of our collateral. Although we have not recognized any charge-offs relating to this credit during 2007 and we currently believe that the carrying value of these loans at September 30, 2007 reflects management’s best estimate of net realizable value, there can be no assurance that additional losses will not be recognized or that such additional losses would not have a material adverse effect on our results of operations or our financial condition.

Future impairment losses could be required on the Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) preferred equity securities that we own.

As of September 30, 2007, Fannie Mae and Freddie Mac preferred equity securities represented $85.2 million or 11.8% of the total amortized cost of our portfolio of investment securities and $77.5 million or 11.1% of the fair value of our portfolio of investment securities. Since September 30, 2007, Fannie Mae and Freddie Mac have announced significant losses related to their respective business activities which are primarily mortgage related. These announcements have had a significant adverse impact on the fair value of the preferred equity securities of Fannie Mae and Freddie Mac that we own. Notwithstanding the announcements, Moody’s Investors Services and Standard and Poors have maintained their ratings on the preferred equity securities issued by Fannie Mae and Freddie Mac, including the securities that we own. We cannot provide any assurance that the rating agencies will continue to maintain their current ratings on the preferred equity securities that we own.

As of September 30, 2007, the difference between the estimated fair value and amortized cost of the preferred equity securities was $7.7 million, which represents a 9.0% pre-tax loss and a $4.7 million loss net of tax, which was included in accumulated other comprehensive loss as a reduction in stockholders’ equity on our balance sheet. We have not recognized this difference as a charge against net income due to our determination at September 30, 2007, that the unrealized losses in the preferred equity securities did not constitute other-than-temporary impairments. If we determine in one or more future reporting periods that any difference between the fair value and the amortized cost of a Fannie Mae or Freddie Mac preferred equity security that we own is an other-than-temporary impairment, we would be required to record an impairment loss against our income in an amount equal to such difference.

We establish fair value estimates of securities available-for-sale in accordance with generally accepted accounting principles. Our estimates can change from reporting period to reporting period and we cannot provide any assurance that the fair value estimates of the Fannie Mae and Freddie Mac preferred equity securities would be the realizable value in the event of a sale of the securities.

A number of factors could cause us to conclude in one or more future reporting periods that any difference between the fair value and the amortized cost of one or more of the Fannie Mae and Freddie Mac preferred equity securities that we own constitutes an other-than-temporary impairment. These factors include, but are not limited to, an increase in the severity of the unrealized loss on a particular security, an increase in the length of time unrealized losses continue without an improvement in value, a change in our intent or ability to hold the security for a period of time sufficient to allow for the forecasted recovery, or changes in market conditions or industry or issuer specific factors that would render us unable to forecast a full recovery in value, including adverse developments concerning the financial condition of Fannie Mae or Freddie Mac.

Our effective tax rates may be adversely affected by changes in federal and state tax laws.

Our effective tax rates may be adversely affected by changes in federal or state tax laws, regulations and agency interpretations. In this regard, recent changes in Illinois laws may adversely affect our results of operations. Under current tax law, we enjoy favorable tax treatment with respect to the dividends we receive from Midwest Funding, L.L.C., a captive real estate investment trust, or a REIT. A recent change in Illinois tax law relating to the deductibility of captive REIT dividends will eliminate this tax benefit beginning January 1, 2009, and is likely to increase our effective tax rate beginning in that year.

In addition, in connection with the determination of our provision for income and other taxes and during the preparation of our tax returns, management makes certain judgments based upon reasonable interpretations of tax laws, regulations and agency interpretations which are inherently complex. Management’s interpretations are subject to challenge upon audit by the tax authorities, which have become increasingly aggressive in challenging tax positions taken by financial institutions, including certain positions that we have taken. If we are not successful in defending the tax positions that we have taken, our financial condition and results of operations may be adversely affected.

We may not be able to successfully implement our growth strategy and may encounter difficulties or unexpected developments in connection with the integration of our acquisitions.

We have expanded our business in part through acquisitions and selective branching and cannot provide any assurances that profitable expansion opportunities will be available in the future. Because management believes that the Chicago market is saturated, its preferred strategy for continued growth is to expand its branch network through acquisitions. Accordingly, we plan to continue to pursue potential acquisitions of other community banks. In addition, we will also consider opportunities to acquire money managers, specialty lenders and related financial services businesses in order to diversify our business. We expect that competition for acquisition candidates will continue to be significant. We compete with other financial institutions and financial services companies with similar acquisition strategies, many of which are larger and have greater financial and other resources than we do. We cannot provide assurances that we will be able to successfully identify and acquire suitable acquisition targets on acceptable terms.

If we are successful in making acquisitions, acquiring other banks, branches, and other financial services businesses involves various significant risks, including the following:

•	potential exposure to unknown or contingent liabilities or asset quality issues of the target company;

•	difficulty and expense of integrating the operations and personnel of the target company;

•	potential disruption to our business, including diversion of management’s time and attention;

•	the possible loss of key employees and customers of the target company;

•	difficulty in estimating the value of the target company; and

•	potential changes in the laws and regulations that affect the business of the target company.

Acquisitions typically involve the payment of a premium over book and market values; therefore, some dilution of our tangible book value and net income per common share may occur in connection with any future transaction. Furthermore, failure to realize the expected revenue enhancements, cost savings, increases in geographic or product presence, and/or other projected benefits from an acquisition could have a material adverse effect on our financial condition and results of operations.

Our continued pace of growth may require us to increase our regulatory capital in the future, but that capital may not be available when it is needed.

We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations and our anticipated growth. To the extent we continue to expand our operations, we will be required to support the growth in our operations by increasing our capital. Our ability to raise capital will depend on our financial performance as well as conditions in the capital markets, which are outside of our control. If we cannot raise additional capital when needed, we will be subject to increased regulatory supervision and the imposition of restrictions on our growth. These restrictions could negatively impact our ability to further expand our operations and may result in significant increases in our operating expenses or decreases in our revenues.

A large percentage of our loans are collateralized by real estate, including our construction loans, and an adverse change in the real estate market may result in losses and adversely affect our profitability.

A majority of our loan portfolio is comprised of loans at least partially collateralized by real estate; a substantial portion of this real estate collateral is located in the Chicago market. As of September 30, 2007, commercial real estate loans totaled $787.1 million, or 39.2% of out total loan portfolio, and construction loans, including land acquisition and development, totaled an additional $405.5 million, or 20.2% of our total loan portfolio.

An adverse change in the economy affecting real estate values generally or in the Chicago market specifically could significantly impair the value of our collateral and our ability to sell the collateral upon foreclosure. In the event of a default with respect to any of these loans, amounts received upon sale of the collateral may be insufficient to recover outstanding principal and interest on the loan. As a result, our profitability could be negatively impacted by an adverse change in the real estate market.

Construction and land acquisition and development lending involve additional risks because funds are advanced based upon values associated with the completed project, which is uncertain. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. If our appraisal of the anticipated value of the completed project proves to be overstated, we may have inadequate security for the loan.

Risks Related to an Investment in Our Depositary Shares

Our ability to issue preferred stock in the future could adversely affect the rights of holders of depositary shares and our common stock.

Our amended and restated certificate of incorporation, or our certificate, authorizes us to issue up to 1,000,000 shares of preferred stock in one or more series on terms that may be determined at the time of issuance by our board of directors. Accordingly, we may authorize the issuance of additional shares or series of preferred stock that would rank senior to or on parity with the Series A Preferred Stock (and the depositary shares) as to dividend rights or rights upon our liquidation, winding-up or dissolution. However, in order to accomplish this, we would need the approval of the holders of at least two-thirds of the Series A Preferred Stock (and, therefore, the depositary shares) as a voting group under Delaware law and the certificate of designation.

We would not need approval by the holders of Series A Preferred Stock (or the depositary shares) to: (i) increase the amount of authorized shares of Series A Preferred Stock; (ii) issue additional shares of Series A Preferred Stock; (iii) authorize, increase the amount of or issue any series of preferred stock that ranks junior to the Series A Preferred Stock as to such rights; or (iv) authorize, increase the amount of or issue preferred stock on parity with the Series A Preferred Stock provided the dividends on such parity stock are noncumulative. Our future issuance of parity preferred stock could therefore effectively diminish our ability to pay dividends on and the liquidation preference of the Series A Preferred Stock and adversely affect the price of our securities.

Your right to receive liquidation and dividend payments on the depositary shares is junior to our existing and future senior indebtedness and to any senior securities we may issue in the future.

With respect to dividend rights and rights upon our liquidation, winding-up or dissolution, the Series A Preferred Stock (and the depositary shares) will rank junior to all present and future indebtedness and all future senior securities, on parity with all future capital stock designated as on parity with the Series A Preferred Stock, and senior to our common stock and all future capital stock designated as junior to the Series A Preferred Stock. As of September 30, 2007, we had approximately $717.4 million of indebtedness and other liabilities which would have been senior in right of payment to the Series A Preferred Stock (and the depositary shares).

As of September 30, 2007, we had $65.9 million in junior subordinated debentures issued in connection with pooled offerings of trust preferred securities outstanding. Under the terms of the documents governing our outstanding trust preferred securities, if the issuer does not make payments on these trust preferred securities, then we may not declare or pay any dividends or distributions on, or make a liquidation payment with respect to, any of our capital stock, including Series A Preferred Stock (and the depositary shares).

The terms of the Series A Preferred Stock do not require that we obtain the approval of the holders of the Series A Preferred Stock (or the holders of the depositary shares) to incur additional indebtedness. Consequently, we may incur indebtedness in the future that could limit our ability to make subsequent dividend or liquidation payments to you. In addition, in the event of our bankruptcy, liquidation or reorganization, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and all senior securities, if any, have been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the Series A Preferred Stock then outstanding and any preferred stock ranking on parity with the Series A Preferred Stock.

There has been no prior market for our depositary shares and our stock price may be volatile.

Prior to this offering, there has been no market for our depositary shares. Among the factors considered in determining the dividend yield of our Series A Preferred Stock and, therefore, our depositary shares, in addition to prevailing market conditions, was our historical performance, estimates regarding our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses. We believe that each of these factors is important, but we are unable to quantify or otherwise indicate the relative importance of each of these factors. The offering price of our depositary shares may bear no relationship to the price at which such shares will trade upon completion of this offering. The stock market has experienced significant price and volume fluctuations recently and you may not be able to resell your shares promptly or at all at or above the initial public offering price.

The depositary shares may trade at prices higher or lower than their initial offering price. The trading price of our depositary shares may depend on many factors, including:

•	the market price of our common stock;

•	any changes in prevailing interest rates;

•	the market for similar securities;

•	additional issuances by us of other series or classes of preferred stock or debt;

•	general economic conditions or conditions in the financial markets; and

•	our financial condition, performance and prospects.

We do not expect that an active trading market for our depositary shares will develop, which means that you may not be able to sell your shares.

Since the size of this offering is relatively small, we do not expect that an active and liquid trading market for our depositary shares will develop in the future. If an active trading market does not develop, you may not be able to sell your depositary shares promptly, or at all. You should consider carefully the limited liquidity of your investment before purchasing any of our depositary shares.

We intend to file an application to list the depositary shares on the Nasdaq Global Market under the symbol “MBPS.” We expect that trading of the depositary shares will commence, if at all, within 30 days after the initial delivery of the depositary shares. However, an active trading market for the shares on the Nasdaq Global Market may not develop or, even if it develops, may not be sustained, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares could be limited.

Investors in our depositary shares may experience losses and volatility, and we may reduce, delay or cancel payment of our dividends in a variety of circumstances.

Our earnings, cash flow, book value and dividends may fluctuate. Although we intend to pay a regular dividend on the Series A Preferred Stock (and, therefore, the depositary shares) at a specific rate, we may reduce, delay or cancel our dividend payments in the future for a variety of reasons. We may not provide public warnings of such dividend reductions, cancellations or payment delays prior to their occurrence. Fluctuations in our current and prospective earnings, cash flow and dividends, the market for similar securities, as well as many other factors such as perceptions, economic conditions and stock market conditions, can affect the price of our depositary shares. For example, higher market interest rates could cause the market price of our depositary shares to decline. Investors may experience volatile returns and material losses.

You are not entitled to receive dividends unless declared by our board of directors.

Dividends on the Series A Preferred Stock (and, therefore, the depositary shares) are not cumulative. Consequently, if our board of directors does not declare a dividend on the Series A Preferred Stock for any quarterly period, including if prevented by bank regulators, you will not be entitled to receive that dividend regardless of whether funds are or subsequently become available. Our board of directors could determine that it would be in our best interest to pay less than the full amount of the stated dividends or no dividends for any dividend period, even at a time when sufficient funds were available to make the payment. In making this determination, our board of directors would consider all the factors it considered relevant, which we expect would include our financial condition and capital needs, the impact of current or pending legislation and regulations and general economic conditions. In the event we do not pay a full dividend on the Series A Preferred Stock (and, therefore, the depositary shares), then we may not pay a dividend for that period on our common stock.

Since Series A Preferred Stock (and, therefore, the depositary shares) generally have no voting rights and the holders of common stock may vote to take actions adverse to your interests.

The Series A Preferred Stock (and the depositary shares), except in limited circumstances as required by Delaware law and as provided in this prospectus supplement, are not entitled to vote. The holders of our common stock may vote to cause us to take actions with which you do not agree or that are adverse to you as a holder of depositary shares.

The sale of substantial amounts of our common stock or securities convertible into our common stock in the public market could depress the price of our common stock.

In recent years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies have experienced wide fluctuations that have not necessarily been related to their operating performance. Therefore, our stockholders may not be able to sell their shares at the volumes, prices, or times that they desire. We cannot predict the effect, if any, that future sales of our common stock or securities convertible into our common stock in the market, or availability of shares of our common stock or securities convertible into our common stock for sale in the market, will have on the market price of our common stock. We can give no assurance that sales of substantial amounts of our common stock or securities convertible into our common stock in the market, or the potential for large amounts of sales in the market, would not cause the price of our securities to decline or impair our ability to raise capital through sales of our common stock.

The exercise of outstanding stock options held by our executive officers and employees will result in dilution of your ownership if your depositary shares are converted into common stock.

As of September 30, 2007, we had outstanding options to purchase 488,152 shares of our common stock at a weighted average exercise price of $13.97 per share. All of these options are held by our executive officers and employees. The issuance of shares subject to outstanding options will result in dilution of your ownership if and when your depositary shares are converted into common stock.

We have implemented anti-takeover devices that could make it more difficult for another company to purchase us, even though such a purchase may increase stockholder value.

In many cases, stockholders may receive a premium for their shares if we were purchased by another company. State law and our certificate and by-laws make it difficult for anyone to purchase us without the approval of our board of directors. Consequently, a takeover attempt may prove difficult, and stockholders may not realize the highest possible price for their securities. See “Description of Common Stock — Certain Anti-takeover Effects of Our Certificate and By-laws and Delaware Law” beginning on page 6 in the accompanying prospectus.

We have broad discretion in allocating the net proceeds from this offering and our failure to apply these funds effectively could have a material adverse effect on our business.

We intend to use the net proceeds from this offering to make a capital contribution to our banking subsidiary, to reduce our short-term debt and for other general corporate purposes. However, despite our current intentions as to the use of proceeds, we will have significant flexibility in applying the net proceeds of this offering. Our failure to apply these funds effectively could have a material adverse effect on our business.

The depositary shares have not been rated and, if rated in the future, the rating could adversely affect their market price.

The depositary shares are not rated and we do not know whether they ever will be rated in the future. However, if our depositary shares are rated by one or more rating agencies in the future, we cannot assure you that any such ratings would not adversely affect the market price of the shares. Such ratings would only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if, in its judgment, circumstances so warrant. Any such downward revision or withdrawal of a rating could have a material adverse effect on the market price of the depositary shares.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The table below presents our selected consolidated financial data as of and for the nine months ended September 30, 2007 and 2006 and the five years ended December 31, 2006. This data should be read in conjunction with the consolidated financial statements and the notes thereto, and the information contained in the section of our Exchange Act reports entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” which are incorporated by reference into this prospectus, as described below. The selected historical financial data as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference into this prospectus. The selected historical financial data as of December 31, 2004, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 has been derived from our financial statements, which are not incorporated by reference into this prospectus. The selected historical financial data for the nine months ended September 30, 2007 and 2006 has been derived from our unaudited consolidated financial statements and related notes, which are incorporated by reference into this prospectus as described below. In the opinion of our management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data as of those dates and for those periods. Results for the nine-month period ended September 30, 2007, are not necessarily indicative of our results for the full fiscal year or for any other period.

Due to the divestiture of Midwest Bank of Western Illinois, one of our bank subsidiaries, which was consummated on September 30, 2005, the following financial data reports that bank as a discontinued operation.

	As of and for the		As of and for the
	Nine Months Ended September 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
	(Amounts in thousands, except ratios, per share data and non-financial information)

Statement of Income Data:
Total interest income	$138,432	$114,552	$159,262	$112,244	$91,962	$98,108	$97,420
Total interest expense	79,056	58,445	83,980	50,797	41,780	43,260	45,460

Net interest income	59,376	56,107	75,282	61,447	50,182	54,848	51,960
Provision for loan losses	3,481	6,550	12,050	2,589	3,400	9,455	17,360
Noninterest income	11,316	10,761	14,551	(6,245)	(88)	19,829	11,422
Noninterest expenses	49,970	42,120	58,615	60,527	46,491	38,099	29,040

Income (loss) before income taxes and discontinued operations	17,241	18,198	19,168	(7,914)	203	27,123	16,981
Provision (benefit) for income taxes	2,886	3,385	1,422	(6,325)	(2,869)	7,779	3,682

Income (loss) from continuing operations	14,355	14,813	17,746	(1,589)	3,072	19,344	13,299
Income (loss) from discontinued operations	—	—	—	7,533	(696)	3,437	3,009

Net income	$14,355	$14,813	$17,746	$5,944	$2,376	$22,781	$16,308

Per Share Data:
Earnings (loss) per share (basic) from continuing operations	$0.58	$0.65	$0.76	$(0.08)	$0.17	$1.09	$0.82
Earnings (loss) per share (basic) from discontinued operations	—	—	—	0.38	(0.04)	0.19	0.19
Earnings per share (basic)	0.58	0.65	0.76	0.30	0.13	1.28	1.01
Earnings (loss) per share (diluted) from continuing operations	0.58	0.64	0.75	(0.08)	0.17	1.06	0.81
Earnings (loss) per share (diluted) from discontinued operations	—	—	—	0.38	(0.04)	0.19	0.18
Earnings per share (diluted)	0.58	0.64	0.75	0.30	0.13	1.25	0.99
Cash dividends declared(11)	0.39	0.38	0.51	0.48	0.48	0.44	0.40
Book value(11)	11.69	11.67	11.65	9.91	7.66	8.01	7.12
Tangible book value (non-GAAP measure)(5)(10)(11)	8.02	8.03	7.97	9.78	7.49	7.80	7.05

	As of and for the				As of and for the
	Nine Months Ended September 30,				Years Ended December 31,
	2007		2006		2006		2005		2004		2003		2002
	(Unaudited)
	(Amounts in thousands, except ratios, per share data and non-financial information)

Selected Financial Ratios(11):
Return on average assets from continuing operations(1)	0.64%		0.78%		0.67%		(0.07)%		0.13%		0.87%		0.70%
Return on average equity from continuing operations(2)	6.67		8.27		7.04		(0.95)		2.17		13.12		12.08
Dividend payout ratio	67.89		59.41		67.95		162.38		279.59		40.55		48.57
Average equity to average assets	9.59		9.46		9.57		7.29		6.12		6.60		5.83
Tier 1 risk-based capital	11.42		12.64		11.92		16.97		13.27		13.68		10.49
Total risk-based capital	12.51		13.84		12.97		18.07		14.65		14.74		11.74
Net interest margin (tax equivalent)(3)(4)(5)	3.05		3.41		3.32		3.31		2.82		3.19		3.49
Loan to deposit ratio(5)	100.63		94.19		99.44		88.62		73.07		67.23		83.16
Net overhead expense to average assets(5)(6)	1.72		1.65		1.67		2.14		1.58		1.01		0.99
Efficiency ratio(5)(7)	66.37		58.64		60.55		75.44		72.79		49.56		44.58
Loan Quality Ratios(5)(11):
Allowance for loan losses to total loans	1.24		1.34		1.19		1.32		1.48		1.51		1.93
Provision for loan losses to total loans	0.23		0.46		0.62		0.19		0.31		0.99		1.72
Net loans charged off to average total loans	0.12		0.17		0.59		0.09		0.17		0.82		0.69
Nonaccruing loans to total loans(8)	2.23		1.13		2.20		0.59		0.85		1.56		2.76
Nonperforming assets to total assets(9)	1.55		0.83		1.55		0.83		0.78		0.96		1.40
Allowance for loan losses to nonaccruing loans	0.56	x	1.18	x	0.54	x	2.25	x	1.74	x	0.97	x	0.70	x
Balance Sheet Data:
Total assets	$3,032,565		$2,942,301		$2,942,046		$2,307,608		$2,236,813		$2,264,149		$2,009,047
Total earning assets(5)(11)	2,750,334		2,628,847		2,617,894		2,126,227		1,807,609		1,807,207		1,651,917
Year-to-date average assets(11)	2,999,877		2,532,571		2,635,138		2,305,086		2,310,594		2,234,293		1,889,511
Loans(5)	2,007,446		1,909,026		1,946,816		1,349,996		1,097,299		955,380		1,012,111
Allowance for loan losses(5)(11)	24,879		25,542		23,229		17,760		16,217		14,459		19,540
Deposits(5)	1,994,927		2,026,836		1,957,810		1,523,384		1,501,646		1,421,027		1,217,101
Borrowings(5)	717,404		584,345		652,774		538,480		320,636		418,797		385,659
Stockholders’ equity	285,233		289,477		287,242		216,126		137,423		143,081		114,951
Tangible stockholders’ equity (non-GAAP measure)(5)(10)(11)	195,790		199,233		196,481		213,447		134,315		139,400		113,816

(1)	Net income divided by average assets.

(2)	Net income divided by average equity.

(3)	Net interest income, on a fully tax-equivalent basis, divided by average earning assets.

(4)	The following table reconciles reported net interest income on a fully tax-equivalent basis for the periods presented:

	For the Nine Months Ended
	September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Net interest income	$59,376	$56,107	$75,282	$61,447	$50,182	$54,848	$51,960
Tax-equivalent adjustment to net interest income	2,652	3,066	4,286	2,628	2,399	3,511	2,365

Net interest income, fully tax-equivalent basis	$62,028	$59,173	$79,568	$64,075	$52,581	$58,359	$54,325

(5)	Reflects continuing operations due to the sale of bank subsidiary on September 30, 2005.

(6)	Noninterest expense less noninterest income, excluding security gains or losses, divided by average assets.

(7)	Noninterest expense excluding amortization and other real estate expense divided by the sum of noninterest income, excluding security gains or losses, plus net interest income on a fully tax-equivalent basis.

(8)	Includes total nonaccrual, impaired and all other loans 90 days or more past due.

(9)	Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.

(10)	Stockholders’ equity less goodwill, core deposit intangible and other intangible assets. Management believes that tangible stockholders’ equity (non-GAAP measure) is a more useful measure since it excludes the balances of intangible assets. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	At September 30,		At December 31,
	2007	2006	2006	2005	2004	2003	2002

Stockholders’ equity	$285,233	$289,477	$287,242	$216,126	$137,423	$143,081	$114,951
Core deposit intangible and other intangibles, net	9,586	11,677	11,273	1,788	2,217	2,790	244
Goodwill	79,857	78,567	79,488	891	891	891	891

Tangible stockholders’ equity	$195,790	$199,233	$196,481	$213,447	$134,315	$139,400	$113,816

(11)	Unaudited.

USE OF PROCEEDS

Based on a public offering price of $25.00 per depositary share, we estimate that the net proceeds from the sale of 1,400,000 depositary shares in this offering will be approximately $33.8 million after deducting underwriting discounts and estimated offering expenses payable by us. If the underwriters’ over-allotment option is exercised in full, we estimate that our aggregate net proceeds will be approximately $38.8 million.

We expect to use the net proceeds from the sale of our depositary shares for general corporate purposes, which may include:

•	capital contributions to our bank subsidiary to increase regulatory capital;

•	reducing or refinancing existing debt;

•	investments at the holding company level; and

•	investing in, or extending credit to, our other operating subsidiaries.

We may use a portion of the net proceeds as a capital contribution to our bank subsidiary and a portion to repay a portion of our senior debt outstanding under our existing revolving line of credit with a correspondent bank. Until we utilize the net proceeds of the offering, we expect to invest these funds temporarily in liquid, short-term high quality securities.

The precise amounts and timing of our use of the net proceeds from this offering will depend upon market conditions and the availability of other funds, among other factors. From time to time, we may engage in additional capital financings as we deem appropriate based upon our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

CAPITALIZATION

The following table sets forth our consolidated long-term indebtedness and capitalization at September 30, 2007, on an actual basis and as adjusted to give effect to the sale of 1,400,000 depositary shares at a public offering price of $25.00 per depositary share. For purposes of this table, our estimated net proceeds will be approximately $33.8 million, after deducting estimated offering expenses and underwriting discounts and commissions, and we have assumed no exercise of the underwriters’ over-allotment option. If the underwriters’ over-allotment option is exercised in full, 210,000 additional depositary shares would be sold, resulting in aggregate estimated net proceeds of approximately $38.8 million after deducting estimated offering expenses and underwriting discounts and commissions. No other change in our consolidated capitalization since September 30, 2007 is reflected in the table. This table should be read together with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	September 30,	September 30,
	2007	2007
	Actual	As Adjusted
	(Dollars in thousands, except per share data)
Long-Term Debt:
Junior subordinated debentures(1)	$65,861	$65,861
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; actual — no shares issued and outstanding; as adjusted — 14,000 shares issued and outstanding	$—	$ —(2)
Common stock, $0.01 par value per share; 64,000,000 shares authorized; 25,527,962 issued and 24,405,971 outstanding shares(3)	255	255
Additional paid-in capital	203,443	237,218
Retained earnings	102,416	102,416
Accumulated other comprehensive loss	(10,574)	(10,574)
Treasury stock, at cost (1,121,991 shares)	(10,307)	(10,307)

Total stockholders’ equity	$285,233	$319,008

Total capitalization(4)	$351,094	$384,869

Book value per common share	$11.69	$11.69
Capital Ratios:
Tier 1 leverage	9.0%	10.1%
Tier 1 risk-based capital	11.4%	12.9%
Total risk-based capital	12.5%	14.0%

(1)	Consists of junior subordinated debentures held by statutory trusts that have issued trust preferred securities. On November 7, 2007, we redeemed $15.0 million in junior subordinated debentures.

(2)	Par value of preferred stock outstanding as of September 30, 2007, as adjusted, would be $140.00.

(3)	Excludes 488,152 shares of our common stock reserved for issuance upon the exercise of stock options outstanding as of September 30 2007, of which options to purchase 460,652 shares of our common stock were then exercisable; and excludes 2,060,729 shares of our common stock reserved for future grant under our existing stock and incentive plan as of September 30, 2007.

(4)	This table does not include the impact of our recent acquisition of Northwest Suburban Bancorp, Inc. on October 1, 2007 in which we issued approximately 3.7 million shares of our common stock and paid $81.2 million in cash for the acquisition. In connection therewith, we incurred long-term debt of $75.0 million under a term note that currently bears interest at LIBOR plus 1.40% and is due on September 28, 2010. For more details, please see “Business — 2007 Developments” beginning on page S-19 of this prospectus supplement.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS

Prior to this offering, there has been no established market for our depositary shares. We do not anticipate that an active and liquid trading market for our depositary shares will develop or that, if developed, will continue. Also, we cannot assure you that persons purchasing depositary shares will be able to sell them at or above the offering price set forth on the cover page of this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol “MBHI.” At September 30, 2007, we had 24,405,971 shares of our common stock outstanding, which were held of record by approximately 3,872 persons.

The following table sets forth, for the periods indicated, the high and low sale prices per share for our common stock as reported on the Nasdaq Global Market for trades occurring during the Nasdaq Global Market normal trading hours, and the cash dividends declared per share in each such quarter.

			Dividends
			Declared Per
			Common
	High	Low	Share

2005
First Quarter	$22.80	$19.55	$0.12
Second Quarter	20.20	17.92	0.12
Third Quarter	24.24	19.13	0.12
Fourth Quarter	23.50	21.00	0.12
2006
First Quarter	$26.65	$21.94	$0.12
Second Quarter	25.89	20.99	0.13
Third Quarter	25.18	20.89	0.13
Fourth Quarter	25.17	22.34	0.13
2007
First Quarter	$24.44	$17.40	$0.13
Second Quarter	18.03	14.50	0.13
Third Quarter	15.95	12.78	0.13
Fourth Quarter (through November 27, 2007)	15.80	12.16	n/a

Holders of our common stock are entitled to receive such dividends that may be declared by our board of directors from time to time and paid out of funds legally available therefor. Because our consolidated net income consists largely of net income of our subsidiary bank, our ability to pay dividends depends upon our receipt of dividends from Midwest Bank. Midwest Bank’s ability to pay dividends is regulated by banking statutes. At September 30, 2007, Midwest Bank could have paid $26.9 million in dividends without regulatory approval. The declaration of dividends is discretionary and depends on our earnings and financial condition, regulatory limitations, tax considerations and other factors including limitations imposed by the terms of our outstanding junior subordinated debentures. In addition, our ability to declare dividends on our common stock will be restricted by the terms of our Series A Preferred Stock, see “Description of Series A Preferred Stock and Depositary Shares — Dividend Rights” beginning on page S-24 of this prospectus supplement. While our board of directors expects to continue to declare dividends quarterly, there can be no assurance that dividends will be paid in the future.

BUSINESS

Overview

We are a bank holding company headquartered in Melrose Park, Illinois, a suburb of Chicago. We derive virtually all of our revenue from our bank subsidiary, Midwest Bank and Trust Company, or Midwest Bank.

We have been in existence since 1983. We have recently undergone significant change, starting with the hiring of James J. Giancola as Chief Executive Officer in 2004. Mr. Giancola has over 30 years experience in the banking industry. Prior to joining Midwest, Mr. Giancola was the Chief Executive Officer of CNB Bancshares, Inc., and during his tenure, the organization grew from $1 billion to $8 billion through acquisitions and internal growth, before selling to Fifth Third Bancorp in 1999. He subsequently served as President of Fifth Third Bank, Indiana from 1999 to 2000. Prior to CNB, Mr. Giancola served as President of Gainer Bank located in Northwest Indiana, which was sold to NBD Bancorp in 1994.

After Mr. Giancola joined Midwest, we implemented a number of strategic initiatives. Specifically, we improved our relationship with our banking regulators, sold our non-Chicago MSA branches in September 2005 to focus on building our Chicago franchise, and repositioned our balance sheet and completed a follow-on common stock offering that raised $72 million in new equity.

As part of our long term strategic plans, we purchased Royal American Corporation, or Royal American, in July 2006. Royal American was a bank with approximately $560 million in assets that catered to commercial and industrial borrowers and had a growing trust and wealth management platform. In addition, J. J. Fritz, formerly Royal American’s Chairman and Chief Executive Officer joined our board and serves as our Executive Vice President and as the President and Chief Operating Officer of Midwest Bank.

In October 2007, we completed our second bank acquisition by purchasing Northwest Suburban Bancorp, Inc., or Northwest Suburban. Northwest Suburban was a bank with approximately $550 million in assets that served five northwest suburban Chicago communities. Mr. John G. Eilering, formerly Northwest Suburban’s Chairman and Chief Executive Officer, serves as Area President — Northwest of Midwest Bank.

These acquisitions together resulted in aggregate asset growth in excess of $1 billion, while providing diversification in our loan portfolio. All key lenders and revenue producers from Royal American and Northwest Suburban have been retained. Through these acquisitions, we have increased our commercial and industrial loan portfolio, enhanced our core deposit base and expanded our trust and wealth management business.

As of October 1, 2007, Midwest Bank was the 6th largest commercial bank headquartered in the Chicago MSA based on assets. We provide a range of products and services concentrating on commercial real estate lending, middle-market business banking and small business banking. In addition, our trust department offers traditional personal and corporate trust services and administers land trusts. Midwest Bank currently operates 29 bank branches throughout the Chicago MSA with approximately $3.6 billion of assets as of October 1, 2007 (excluding purchase accounting adjustments). We also provide securities and brokerage services to our customers and operate an independent insurance agency, for individuals and corporations, focusing on commercial insurance products as well as fixed rate annuities.

Our principal executive offices are located at 501 West North Avenue, Melrose Park, Illinois 60160, and our telephone number is (708) 865-1053. We maintain a website at www.midwestbanc.com. Information on our website is not incorporated by reference into, and is not a part of, this prospectus supplement and the accompanying prospectus.

2007 Developments

On October 1, 2007, we completed our acquisition of Northwest Suburban in a cash and stock merger transaction. Our stock comprised up to 45% of the purchase price subject to proration in accordance with the merger agreement, at an exchange ratio of 2.4551 shares of our common stock for each share of Northwest Suburban common stock, and the remainder was paid in cash at the rate of $42.75 per share of Northwest

Suburban common stock. We issued approximately 3,680,000 shares of common stock and paid $81.2 million in cash for the acquisition. In connection therewith, we incurred long-term debt of $75 million under a term note that currently bears interest at LIBOR plus 1.40% and is due on September 28, 2010.

John Eilering, Chairman and CEO of Northwest Suburban, has become Area President — Northwest of Midwest Bank and Stephen Markovits, President of Northwest Suburban, has become an executive vice president of Midwest Bank, Dennis O’Hara, CPA, a partner in the accounting firm, Clifton Gunderson, LLP, and a director of Northwest Suburban, has joined our board and the board of Midwest Bank.

This acquisition added five more branches and made us the 17th largest bank in the Chicago area, based on deposits. It expanded our geographic footprint in the northwest suburbs of Chicago. Northwest Suburban’s branch locations in Des Plaines, Lakemoor, Lake Zurich, Mount Prospect, and North Barrington provide a complementary footprint for our branches in northwest Cook, Lake, and McHenry counties. In addition, we believe that this acquisition will further expand and diversify our loan portfolio, expand our core deposit base, and build our noninterest income. All key sales professionals from Northwest Suburban were retained.

Following the merger, our key balance sheet statistics were approximately as follows as of September 30, 2007 (dollar amounts in millions, subject to purchase accounting adjustments):

Pro Forma

Loans	$2,450
Earning assets	3,250
Deposits	2,460
Total assets	3,580
Shares outstanding	28,087,000

For further information regarding pro forma data, see our Current Report on Form 8-K filed with the SEC on November 23, 2007.

During the third quarter of 2007, we launched an enhanced sales initiative aimed at increasing cross-selling to both new and existing customers. It has already begun to show positive results. Additional initiatives planned for the fourth quarter include a marketing campaign aimed at our community bank brand and risk-based pricing for consumer loans.

We also continue to pursue opportunities to control expenses. In July 2007, we entered into a joint marketing arrangement with the largest privately held mortgage bank in Chicago. Through this arrangement, approximately fifteen of our employees became employees of this mortgage bank. This was done to eliminate the fixed costs associated with this very cyclical business, while also enabling us to offer our customers an even broader array of residential mortgage products.

2006 Developments

On July 1, 2006, we completed the acquisition of Royal American. At acquisition, Royal American had total assets of $561.2 million. Our common stock comprised approximately 50% of the purchase price, at an exchange ratio of 3.58429 shares of our common stock for each share of Royal American common stock, and the remainder was paid in cash at the rate of $80 for each share of Royal American common shares. We issued 2.9 million common shares, paid $64.6 million in cash, and paid $795,000 in costs that were capitalized for a total purchase price of $129.2 million.

The acquisition of Royal American diversified our deposit and lending mix, as well as sources of noninterest income. Mr. J. J. Fritz, Chairman and Chief Executive Officer of Royal American, along with former Royal American director Mr. Thomas A. Rosenquist, joined our board of directors as well as the board of Midwest Bank. In addition, Mr. Fritz, now serves as an Executive Vice President of Midwest and President and Chief Operating Officer of Midwest Bank. The executive management team of Midwest Bank was expanded with the additions of other Royal American executives. Each key revenue producer from Royal American has been retained.

Earnings for 2006 were reduced by provisions for loan losses recorded to reflect the deterioration of one large lending relationship. Developments in this customer’s operations, relating to uncertainty of the customer’s ability to collect a large account receivable, prompted us to record a $5.5 million provision for loan losses and charge off $7.5 million of these loans in the fourth quarter of 2006. We recorded a loan loss provision of $5.0 million relating to this problem relationship in the second quarter of 2006.

Strategy

Our strategic plan emphasizes expanded penetration of the community banking market in the Chicago metropolitan area, along with strong management of asset quality and risk. Initiatives implemented in 2005-2007 have increased the level of stockholders’ equity, added to the depth of management at Midwest Bank and Midwest, reduced the risk in the securities portfolio and improved operational controls. Among the strategies developed to achieve growth targets are:

Expand and diversify loan portfolio.  We have increased our staff of commercial loan officers and assigned more aggressive goals for loan origination. The Royal American and Northwest Suburban acquisitions significantly enhanced the diversification of our loan portfolio and added seasoned management with strong credit and new business development skills. Further growth is expected in commercial and industrial lending, with commercial real estate and construction lending declining as a percentage of the total loan portfolio. Beyond loan growth itself, we are seeking more commercial and industrial loans and retail loans to better balance the strong penetration of real estate lending in Midwest Bank’s markets.

Expand deposit base.  To fund loan growth, we are focused on deposit generation, including demand deposits, interest-bearing demand deposits, money market, and savings accounts. The Royal American and Northwest Suburban acquisitions added a strong core deposit base. We have changed and expanded staffing and management at our banking centers and initiated a number of customer outreach initiatives to expand deposits in a highly competitive market environment. We are in the process of creating a performance-driven sales environment and increasing customer activity in our branches. The competitive Chicago market continues to be a challenging environment for attracting low cost core deposits.

Expand footprint in Chicago market.  We plan to expand in the Chicago market through acquisitions and selective branch opportunities, in addition to internal growth. The Company opened a branch in Franklin Park, Illinois in June 2006. Management, however, believes the Chicago market to be saturated and that its preferred strategy is to acquire additional branches through acquisition. As part of this strategy, we consummated the acquisitions of Royal American Corporation as of July 1, 2006 and of Northwest Suburban as of October 1, 2007. The mergers expanded the Company’s number of branches from 18 to 29. The new branches are located in the following suburbs of Chicago: Bensenville, Buffalo Grove, Bloomingdale, Des Plaines, Elgin, Inverness, Lakemoor, Lake Zurich, Mount Prospect, and Naperville.

The acquisitions of Royal American and Northwest Suburban promotes our strategic plans by:

•	Expanding the community banking market penetration;

•	Adding experienced key executives;

•	Expanding the size of the loan portfolio and diversifying our risk profile by increasing the percentage of commercial and industrial loans and owner-occupied commercial real estate loans, while decreasing the percentage of construction loans;

•	Expanding the deposit base by adding a higher percentage of noninterest-bearing and interest-bearing demand deposit, money market, and savings accounts; and

•	Acquiring approximately $200.0 million in managed trust assets.

Expand noninterest income.  We are focusing on opportunities to build the contribution of fees as a percentage of revenue, emphasizing corporate cash management, insurance and investment services, trust services, and secondary-market mortgage lending.

Management believes its growth strategies to be fundamentally sound and based on reasonable opportunities available in the Chicago market. We have established internal benchmarks for each growth initiative and have taken a number of steps to align compensation with achievement of these benchmarks.

Primary Market

We consider our primary market area to be the Chicago metropolitan statistical area, or Chicago MSA, consisting of DuPage, Lake, Kane, Will, Cook and McHenry counties, where we currently conduct business through 29 offices. Our typical office, on average, has $85 million in deposits, which is above average for branches in our market. Because of our past success in gathering deposits, we believe this makes them well-positioned to attract additional deposits in the highly fragmented Chicago market.

According to SNL Financial, the Chicago MSA had a population of approximately 9.7 million and a median annual household income of approximately $65,000 compared to a national median annual household income of approximately $53,000. In the Chicago MSA, as of June 30, 2007 (as adjusted for publicly announced acquisitions), the top three companies have 40% of the market share for deposits, the top five companies have 48% of the market share for deposits, and the top ten companies have 62% of the market share for deposits.

DESCRIPTION OF SERIES A PREFERRED STOCK AND DEPOSITARY SHARES

The following is a summary of the material terms and provisions of the Series A Preferred Stock and the depositary shares. The statements below describing our Series A Preferred Stock and the depositary shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate, including the certificate of designation establishing the Series A Preferred Stock, our by-laws, as well as the deposit agreement governing the depositary shares, each of which is available from us as described in the “Where You Can Find More Information” beginning on page S-45 of this prospectus supplement. This description of the particular terms of the Series A Preferred Stock and the depositary shares supplements the description of the general terms and provisions of our preferred stock and depositary shares set forth in the accompanying prospectus beginning on page 8 under “Description of Preferred Stock.”

General

Under our certificate, we are authorized to issue up to 64,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2007, we had 24,405,971 shares of common stock outstanding and no shares of preferred stock outstanding. For a further discussion of our common stock, see “Description of Common Stock” beginning on page 5 of the accompanying prospectus.

Our certificate and by-laws provide that the board of directors (or a committee of the board of directors) is authorized, without further action by the holders of our common stock, to provide for the issuance of shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and relative rights and qualifications thereof, including the dividend rate, conversion rights, voting rights, redemption price, and liquidation preference, and to fix the number of shares to be included in any such classes or series. Any preferred stock so issued may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding-up, or both. In addition, any such shares of preferred stock may have class or series voting rights.

The Series A Preferred Stock will constitute our first series of preferred stock. The Series A Preferred Stock will not be subject to any sinking fund or other obligation to redeem or retire any shares of the Series A Preferred Stock.

The Series A Preferred Stock (and, therefore, the depositary shares), upon issuance against full payment of the purchase price, and any common stock issued upon conversion of the Series A Preferred Stock (and, therefore, the depositary shares), will be fully paid and nonassessable.

Each depositary share represents a 1/100th fractional interest in a share of Series A Preferred Stock. The Series A Preferred Stock underlying the depositary shares will be deposited with Illinois Stock Transfer Company, as depository, under a deposit agreement among us, the depository and the holders from time to time of the depositary receipts issued by the depository under the deposit agreement. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Subject to the terms of the deposit agreement, each record holder of depositary receipts evidencing depositary shares will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Series A Preferred Stock underlying the depositary shares (including dividend, voting, conversion, redemption and liquidation rights and preferences).

Immediately following our issuance of the Series A Preferred Stock, we will deposit the Series A Preferred Stock with the depository, which will then issue and deliver the depositary receipts representing the depositary shares to us. We will, in turn, deliver the depositary receipts to the underwriters. Depositary receipts will be issued evidencing only whole depositary shares.

We intend to apply to have the depositary shares listed for trading on the Nasdaq Global Market. The Series A Preferred Stock will not be listed and we do not expect that there will be any trading market for the Series A Preferred Stock except as represented by the depositary shares. No assurance can be given that any trading market will develop in the depositary shares.

Ranking

The Series A Preferred Stock underlying the depositary shares will, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, rank:

•	senior to our common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series A Preferred Stock, or the issue date, by our board of directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, collectively referred to as junior stock;

•	on a parity with any class of capital stock or series of preferred stock established after the issue date by our board of directors, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, collectively referred to as parity stock; and

•	junior to each class of capital stock or series of preferred stock established after the issue date by our board of directors, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, collectively referred to as senior stock.

The rights of the holders of Series A Preferred Stock will be subordinate to the rights of our general creditors, including depositors.

Dividend Rights

General.  Subject to the rights of any holders of senior stock and parity stock, the holders of shares of Series A Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors, out of our assets legally available for payment, noncumulative cash dividends, payable quarterly, at the rate of     % per annum of the $2,500 liquidation preference ($25.00 per depositary share). This is equivalent to $      per share of Series A Preferred Stock per annum (and $      for each depositary share per annum).

Dividends on the Series A Preferred Stock (and, therefore, the depositary shares) will be payable quarterly on the dividend payment dates which are the last day of March, June, September and December of each year, or if such day is not a business day, the next succeeding business day, commencing December 31, 2007. Dividends will be payable from the most recent dividend payment date or, in the case of the dividend payable on December 31, 2007, from the issue date of the Series A Preferred Stock. Dividends payable for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable for each full dividend period will be computed by dividing the annual dividend rate by four. The first dividend payable December 31, 2007, if any, will be for less than a full quarter.

Each declared dividend will be payable to holders of record of depositary shares as they appear on the stock records of the depository at the close of business on the 15th day prior to the relevant dividend payment date. Regular quarterly dividend periods will commence on and include the last day of March, June, September and December of each year and will end on and include the date preceding the next dividend payment date.

Dividends are noncumulative. If our board of directors fails to declare a dividend for a dividend period, then the holders of the Series A Preferred Stock (and, therefore, the depositary shares) will have no right to receive a dividend related to that dividend period, and we will have no obligation to pay a dividend for the related dividend period or to pay any interest, whether or not dividends are declared for any future dividend period.

No dividends will be declared or paid or set apart for payment on any parity stock or junior stock during any calendar quarter unless full dividends on the Series A Preferred Stock for the dividend period ending during the calendar quarter have been declared and we have not failed to pay a dividend in the full amount of the Series A Preferred Stock as declared with respect to the period in which such dividend payment to any parity stock or junior stock would occur. When cash dividends are not paid in full, or a sum sufficient for the full payment is not set apart, upon the Series A Preferred Stock and any other parity stock, dividends upon shares of Series A Preferred Stock and dividends on other parity stock payable during the dividend period will be declared pro rata so that the amount of dividends payable per share on the Series A Preferred Stock and any other parity stock will in all cases bear to each other the same ratio that full dividends for the then-current dividend period on the shares of Series A Preferred Stock, including any accumulation related to declared and unpaid dividends for prior periods, and full dividends on shares of the other parity stock, including any accumulation related to declared and unpaid dividends for prior periods, bear to each other.

If we fail to pay (or set aside for payment) a full dividend on the Series A Preferred Stock after it has been declared for any dividend period, then until (i) we pay in full (or set apart such sums for payment) the dividends that have been declared for such dividend periods and (ii) we declare and pay or set aside for payment a dividend for the dividend payment date falling in the then-current dividend period, the following restrictions will apply:

•	no dividend or distribution, other than in shares of junior stock, may be declared, set aside or paid on any shares of stock of any series of junior stock;

•	we may not repurchase, redeem or otherwise acquire any shares of our junior stock, and no monies may be paid to or made available for a sinking fund for the redemption of any shares of any junior stock, except by conversion into or exchange for junior stock, or except for purposes of any employee benefit plan then in effect; and

•	except by conversion into or exchange for junior stock, we may not, directly or indirectly, repurchase, redeem or otherwise acquire, and no monies may be paid to or made available for a sinking fund for the redemption of any shares of any junior stock or parity stock other than with respect to parity stock pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series A Preferred Stock and such other parity stock.

With respect to clause (a), we shall be permitted to pay such declared and unpaid dividends (and the restriction imposed by clause (a) shall be applicable) only if such payments has been approved by the Federal Reserve Board.

Any future parity stock issued by us will only have dividend periods which end on the same date as a dividend period.

There can be no assurances that any dividends on the Series A Preferred Stock and the depositary shares will be declared or, if declared, what the amounts of dividends will be or whether these dividends, if declared for any dividend period, will continue for any future dividend period. The declaration and payment of future dividends on the Series A Preferred Stock will be subject to business conditions, regulatory considerations, our earnings and financial condition and the judgment of our board of directors.

We may not pay dividends on the Series A Preferred Stock (and the depositary shares) at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such payment or provides that such payment would constitute a breach of or default under any agreement, or if such payment would be restricted or prohibited by law. Dividends on the Series A Preferred Stock (and the depositary shares) are also subject to federal regulatory restrictions.

Holders of the Series A Preferred Stock (and the depositary shares) are entitled to receive dividends when, and as and if declared by our board of directors, out of funds legally available for that purpose. Our ability to pay dividends is primarily dependent upon receiving cash in the form of dividends from Midwest Bank. However, certain restrictions exist regarding the ability of Midwest Bank to pay cash dividends. See “Price Range of Our Common Stock and Dividends” beginning on page S-18 of this prospectus supplement.

Liquidation Preference

The amount which the holders of outstanding shares of Series A Preferred Stock will be entitled to receive in the event of our liquidation, dissolution or winding up, whether voluntary or not, after payment or provision for payment of our debts and other liabilities, out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of our common stock or any junior stock as to distributions, will initially be $2,500 per share (or $25.00 per depositary share) plus dividends declared and unpaid, if any, for any prior dividend periods (if we have received the prior approval of the Federal Reserve Board) and the then-current dividend period, to the date fixed for liquidation, dissolution or winding up, before any amount is paid or distributed. The amount that holders of Series A Preferred Stock will be entitled to receive in the event of our liquidation, dissolution or winding up is subject to adjustment whenever there is a stock split, combination, reclassification or other similar event involving shares of the Series A Preferred Stock, as determined by the board of directors.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, the amounts payable related to the Series A Preferred Stock and any parity stock shall be insufficient to pay in full the amount to which such holders are entitled, the holders of the Series A Preferred Stock and parity stock will share ratably in any distribution of assets in proportion to the full respective distributable amounts to which they are entitled, which, if applicable in the case of parity stock, may include accumulated dividends. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A Preferred Stock will not be entitled to any further participation in any distribution of our assets. All distributions made with respect to the Series A Preferred Stock in connection with any liquidation, dissolution or winding up will be made pro rata to the holders of Series A Preferred Stock.

Neither the sale, conveyance, exchange or transfer for cash, shares of stock, other securities or other consideration of all or substantially all the assets or business of Midwest (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of Midwest) nor the merger, consolidation or share exchange of Midwest into or with any other person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, of Midwest.

Your Conversion Rights

General.  Each share of Series A Preferred Stock, unless previously redeemed, will be convertible at the option of the holder into the number of shares of our common stock equal to the quotient achieved when $2,500 is divided by the conversion price (initially $     ) as may be subsequently adjusted. Similarly, each depositary share, unless previously redeemed, is convertible at the option of the holder into the number of shares of our common stock equal to the quotient achieved when $25.00 is divided by the conversion price (initially $     ), as may be subsequently adjusted, see ‘‘— Adjustments to the Conversion Price” beginning on page S-29. The initial conversion price of $      is equivalent to a     % premium over $      per share, the last reported sale price of our common stock on          , 2007. Except as otherwise provided, shares of our Series A Preferred Stock and, therefore, depositary shares will only be convertible into shares of our common stock.

In case any shares of Series A Preferred Stock are to be redeemed by us or converted at our option, the right of a holder of Series A Preferred Stock to voluntarily convert those shares of Series A Preferred Stock will terminate if we have not received such holder’s conversion notice by 5:00 p.m., New York City time, on the trading day immediately preceding the date we have fixed for redemption or the applicable conversion date in the event we exercise our conversion option.

Conversion Procedures.  The conversion right of a holder of Series A Preferred Stock shall be exercised by the delivery to us at any time during usual business hours at our principal place of business or the offices of the transfer agent of a written notice to us that the holder elects to convert the number of shares of the Series A Preferred Stock specified in such notice, or the conversion notice. If the shares of the Series A Preferred Stock that the holder wishes to convert are represented by one or more physical certificates, the holder will be required to surrender such physical certificate or certificates to us or the transfer agent (properly endorsed or assigned for transfer, if we shall so require). Holders of depositary shares will convert their depositary shares into shares of our common stock through the depository.

The shares of our common stock and cash in lieu of any fractional share due to such holder surrendering physical certificates shall be delivered to the holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by us or the transfer agent of a conversion notice, each converting holder shall be deemed to be the holder of record of common stock issuable upon conversion of such holder’s shares of the Series A Preferred Stock notwithstanding that our share register shall then be closed or that, if applicable, physical certificates representing such common stock shall not then be actually delivered to such holder.

On the date of any conversion, all rights of any holder with respect to the shares of the Series A Preferred Stock and, therefore, the depositary shares, so converted, including the rights, if any, to receive distributions of our assets (including the liquidation preference) or notices from us, will terminate, except for the rights of any such holder to (i) receive physical certificates (if applicable) for the number of whole shares of common stock into which such shares of the Series A Preferred Stock and, therefore, the depositary shares, have been converted and cash in lieu of any fractional share, and (ii) exercise the rights to which he, she or it is entitled as a holder of common stock into which such shares of the Series A Preferred Stock and, therefore, the depositary shares, have been converted.

Holders of Series A Preferred Stock and, therefore, the depositary shares, are not eligible to exercise any rights of a common stockholder until they have converted their Series A Preferred Stock or depositary shares, into common stock.

If more than one share of Series A Preferred Stock or more than one depositary share is surrendered for conversion at the same time, the number of shares of full common stock issuable on conversion of those shares of Series A Preferred Stock or depositary shares will be computed on the basis of the total number of shares of Series A Preferred Stock or depositary shares, so surrendered.

Before the delivery of any securities upon conversion of the Series A Preferred Stock or depositary shares, we will comply with all applicable federal and state laws and regulations. All common stock delivered upon conversion of the Series A Preferred Stock and, therefore, the depositary shares, will, upon delivery, be duly authorized, validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Dividends.  If we receive a conversion notice before the close of business on a dividend record date, the holder of Series A Preferred Stock (and, therefore, the depositary shares) will not be entitled to receive any portion of the dividend payable, if any, on such converted Series A Preferred Stock (or depositary shares) on the corresponding dividend payment date.

If we receive a conversion notice after the dividend record date but prior to the corresponding dividend payment date, the holder of record of the Series A Preferred Stock (and, therefore, the depositary shares) on the dividend record date will receive on that dividend payment date dividends declared and paid on those shares, notwithstanding the conversion of those shares prior to that dividend payment date, because such holder will have been the stockholder of record on the corresponding dividend record date. At the time that such holder surrenders the shares for conversion, however, it must pay to us an amount equal to the dividend that has been declared and that will be paid on the related dividend payment date.

If the holder of Series A Preferred Stock (or the depositary shares) is a holder of record on a dividend record date who converts such shares of Series A Preferred Stock into shares of common stock on or after the corresponding dividend payment date, such holder will be entitled to receive the dividend payable on such shares on such dividend payment date, and such holder will not need to include payment of the amount of such dividend upon surrender for conversion of such shares.

Fractional Shares.  No fractional shares or securities representing fractional shares of common stock will be issued upon any conversion of any shares of the Series A Preferred Stock (or the depositary shares). If the conversion of any share or shares results in a fraction of a share of common stock, an amount equal to such fraction multiplied by the market value of our common stock, will be paid to such holder in cash by us.

The market value of our common stock will be the average closing price of a share of our common stock for a thirty consecutive trading day period ending on the day of any conversion on the Nasdaq Global Market or such other national securities exchange or automated quotation system on which the common stock is then listed or authorized for quotation or, if the common stock is not so listed or authorized for quotation, an amount determined in good faith by our board of directors to be the fair value of the common stock.

Our Conversion Option

General.  On or after the fifth anniversary of the issue date we may, at our option, or the conversion option, require holders of Series A Preferred Stock (and, therefore, the depositary shares) to convert their shares into shares of our common stock.

We may exercise our conversion option only if: (i) the closing sale price of our common stock equals or exceeds 130% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the fifth trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option; and (ii) we have paid full dividends for four consecutive quarters on the depositary shares prior to the issuance of the press release.

If converted pursuant to our conversion option, (i) the Series A Preferred Stock will be converted into the number of shares of common stock equal to the quotient achieved when the liquidation preference (initially $2,500) is divided by the conversion price then in effect, and (ii) the depositary shares will be converted into the number of shares of common stock equal to the quotient achieved when the liquidation preference (initially $25.00) is divided by the conversion price then in effect.

Conversion Procedures.  To exercise our conversion option, we will furnish written notification by issuing a press release for publication on a news wire service and by first class mail to the holders of the shares of Series A Preferred Stock providing the relevant information to the public prior to the opening of business on the fifth trading day following any date on which the conditions for our conversion option are met, announcing our intent to exercise the conversion option.

In addition to any information required by applicable law or regulation, the press release and notice of the exercise of our conversion option will state, as appropriate:

•	the conversion option date (which will be the day we issue the press release);

•	the number of shares of our common stock to be issued upon conversion of each share of Series A Preferred Stock; and

•	that dividends on the Series A Preferred Stock to be converted will cease to accrue on the conversion option date.

Upon the exercise of our conversion option and the surrender of shares by a holder, we will issue and deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order (i) certificates representing the number of validly issued, fully paid and non-assessable full shares of our common stock to which a holder of shares being converted, or a holder’s transferee, shall be entitled, and (ii) cash in lieu of any fractional interest in respect of a share of common stock arising upon such conversion.

Each conversion shall be deemed to have been made at the close of business on the conversion option date so that the rights of the holder shall cease except for the right to receive the fully paid and non-assessable shares of common stock and cash in lieu of fractional shares and the person entitled to receive shares of common stock shall be treated for all purposes as having become the record holder of those shares of common stock at that time.

Dividends.  If we exercise our conversion option and the conversion option date is a date that is prior to the close of business on any record date for a dividend, the holder shall not be entitled to receive any portion of the dividend payable for such dividend period on such converted shares on the corresponding dividend payment date.

If we exercise our conversion option and the conversion option date is a date that is on, or after the close of business on, any record date and prior to the close of business on the corresponding dividend payment date, all dividends for that dividend period with respect to the Series A Preferred Stock (and, therefore, the depositary shares) called for conversion on such date, which are declared and paid shall be payable on such dividend payment date to the record holder of such shares on such record date.

Fractional Shares.  No fractional shares or securities representing fractional shares of common stock shall be issued upon any conversion of any shares of the Series A Preferred Stock (or depositary shares). If the conversion of any share or shares of the Series A Preferred Stock (or depositary shares) results in a fraction of a share of common stock, an amount equal to such fraction multiplied by the market value, shall be paid to such holder in cash by us.

Adjustments to the Conversion Price

The conversion price will be subject to adjustment if, after the issue date, any of the following events occur:

•	we issue any of our common stock as a dividend or distribution on any class of our capital stock, subject to certain exceptions;

•	we combine, subdivide or reclassify our common stock;

•	we issue to all holders of our common stock rights, options or warrants entitling them to subscribe for or purchase our common stock at less than the then-current conversion price, subject to certain exceptions;

•	we make a pro rata distribution to all holders of shares of our common stock consisting only of cash that, when combined with all other all cash distributions we made within the preceding twelve months and any cash and the fair market value of other consideration paid or payable for any tender offer by us for shares of our common stock concluded within the preceding twelve months, to the extent such payment in the aggregate exceeds 15% of our market capitalization on the record date of such distribution;

•	we complete a tender or exchange offer for shares of our common stock that involves an aggregate consideration that, together with any cash and other consideration payable in such offer expiring within the preceding twelve months and the aggregate amount of any all cash distributions referenced immediately above to all holders of shares of our common stock within the preceding twelve months, to the extent. such payment exceeds 15% of our market capitalization on the expiration of such tender offer; or

•	we make a distribution to all holders of our common stock of evidences of our indebtedness or other assets, including securities, but excluding the dividends, distributions, rights and warrants, referred to above, and any dividend or distribution paid in cash out of retained earnings.

In the case of the items described in the first two bullet points, the conversion price in effect immediately prior to the occurrence of any such event will be adjusted so that the holder of shares of the Series A Preferred Stock (and depositary shares) thereafter surrendered for conversion shall be entitled to receive the number of shares of our common stock that such holder would have owned or would have been entitled to receive upon or by reason of any of these events, had such shares of the Series A Preferred Stock (and depositary shares) been converted into shares of our common stock immediately prior to the occurrence of such event. This adjustment will become effective retroactively (i) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of common stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective; provided, however, if such dividend or distribution is declared but not paid or made, the conversion price shall be readjusted as if such dividend or distribution had not occurred.

In the case of the third bullet point, the conversion price in effect shall be adjusted by dividing the conversion price in effect on the day immediately prior to the record date of such issuance by a fraction (i) the numerator of which is the sum of the number of shares of common stock outstanding on such record date plus the number of additional shares of common stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (ii) the denominator of which is the sum of the number of shares of common stock outstanding on such record date plus the number of shares of common stock which the aggregate consideration for the total number of such additional shares of common stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised) plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security would purchase at the market value of our common stock as of the close of business on the day preceding the day on which the announcement by public notice of such issuance was made. If the shares of common stock are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants, been made on the basis of the delivery of only the number of shares of common stock actually issued (or the number of shares of common stock actually issued upon conversion, exchange, or exercise of such other securities).

If we distribute rights or warrants (other than those referred to in bullet point three above) pro rata to the holders of our common stock, the conversion price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants so long as (x) such rights or warrants have not expired or been redeemed by us, and (y) the holder of any shares of the Series A Preferred Stock (and the depositary shares) surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of our common stock then issuable upon such conversion, the conversion shares, a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants, or the distribution date, the same number of rights or warrants to which a holder of a number of shares of common stock equal to the number of conversion shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the distribution date, the same number of rights or warrants to which a holder of the number of shares of common stock into which such shares of the Series A Preferred Stock were convertible immediately prior to such distribution date would have been entitled on such distribution date had such shares of the Series A Preferred Stock (and, therefore, the depositary shares) been converted immediately prior to such distribution date in accordance with the terms and provisions applicable to the rights and warrants.

In the case of the last three bullet points listed above, the conversion price then in effect shall be adjusted by dividing the conversion price in effect immediately prior to the date of the distribution or completion of the tender or exchange offer or stock repurchase, as the case may be, by a fraction (i) the numerator of which is the market value of our common stock for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer or stock repurchase, on the payment date for such offer, and (ii) the denominator of which shall be such market value of our common stock less the then fair market value (which means what a willing buyer would pay to a willing seller in an arm’s length transaction as determined by our board of directors whose determination is made in good faith and, absent manifest error, will be final and binding upon the holders) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer or stock repurchase, applicable to one share of common stock (but such denominator shall not be less than one); although no adjustment will be made with respect to any distribution of rights to purchase our securities if the holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Series A Preferred Stock into shares of our common stock. Such adjustment will be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and will become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

No adjustment of less than 1% of the conversion price will be required. Any adjustment not made due to this limitation must be carried forward, however, and taken into account in any subsequent adjustment determination.

The market value of our common stock will be the average closing price of a share of our common stock for a thirty consecutive trading day period ending on the day of any conversion on the Nasdaq Global Market or such other national securities exchange or automated quotation system on which the common stock is then listed or authorized for quotation or, if the common stock is not so listed or authorized for quotation, an amount determined in good faith by our board of directors to be the fair value of the common stock.

The Series A Preferred Stock (and, therefore, the depositary shares) do not have rights protecting its holders against dilution resulting from the sale of additional shares of common stock by us.

In the event of a consolidation or merger or similar transaction in which the outstanding shares of common stock are, by operation of law, exchanged for, or changed, reclassified or converted into, other stock or securities, or cash or other property, or any combination of stock, cash or property, the outstanding shares of Series A Preferred Stock (and, therefore, the depositary shares) will, after the transaction, be convertible at each holder’s option or upon the exercise of our conversion option, subject to certain exceptions, on the same terms and conditions into the consideration receivable by a holder of the number of shares of common stock into which shares of Series A Preferred Stock (and, therefore, the depositary shares) could have been converted immediately prior to the transaction.

Voting Rights

The holders of our Series A Preferred Stock (and, therefore, the depositary shares) have no voting rights except as required by Delaware law and as set forth in the certificate of designation. In any matter in which the Series A Preferred Stock may vote, each share of Series A Preferred Stock will represent one vote.

If we fail to pay in full dividends on any shares of Series A Preferred Stock (and, therefore, the depositary shares) or any series or class of parity stock for six or more quarterly periods (whether or not consecutive), the holders of Series A Preferred Stock (voting together as a single class with all other parity stock of any other class or series which is entitled to similar voting rights) (and, therefore, the holders of the depositary shares) will be entitled to vote for the election of two additional directors at any annual meeting of stockholders or at a special meeting of the holders of the Series A Preferred Stock and of any other voting preferred stock called for that purpose. We must call such special meeting upon the request of the holders of record of 20% or more of the Series A Preferred Stock. Thereafter, once dividends on the Series A Preferred Stock (and, therefore, the depositary shares) shall have been paid in full for four consecutive quarters, the right of the holders of the Series A Preferred Stock (and, therefore, the depositary shares) to elect such additional two directors shall cease and the terms of office of such directors shall terminate.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Series A Preferred Stock, voting separately as a class, in addition to any other vote required by our certificate, the certificate of designation or Delaware law, will be required to: (i) amend, alter, repeal or otherwise change any provision of our certificate or the certificate of designation, whether by a business combination or otherwise, if the amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock; or (ii) create, authorize, issue or increase the authorized or issued amount of any class or series of any of our equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any of our equity securities, which would constitute senior stock or parity stock or reclassify any of our authorized shares into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares.

With respect to the occurrence of any of the events set forth in clause (i) of the preceding paragraph, so long as shares of Series A Preferred Stock (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series A Preferred Stock. Except as otherwise required by law, we may, without the consent of any holder of Series A Preferred Stock, (y) increase the authorized number of shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock; or (z) authorize, increase the authorized amount of, or issue shares of parity stock (provided that dividend rights are noncumulative) and junior stock, and in taking such actions, we shall not be deemed to have materially and adversely affected the existing terms of the Series A Preferred Stock, provided that such parity or junior stock does not rank senior to the Series A Preferred Stock as to dividend rights, upon liquidation, winding-up or dissolution or otherwise. In addition, we may, without the consent of any holder of Series A Preferred Stock, enter into a business combination as discussed below.

Business Combinations

In the event of any reclassification of our outstanding shares of common stock (other than a change in par value, or from no par value to par value, or from par value to no par value), or in the event of any consolidation, merger or share exchange of Midwest with or into another person or any merger or consolidation of another person with or into Midwest, other than a consolidation, merger or share exchange in which Midwest is the resulting or surviving person and which does not result in any reclassification of the outstanding common stock (other than a change in par value, or from no par value to par value, or from par value to no par value), or in the event of any sale, lease or other disposition to another person of all or substantially all of our assets, other than to one or more of our subsidiaries, any of the foregoing is considered a business combination, each share of the Series A Preferred Stock (and each depositary share) then outstanding shall be convertible, at the option of the holder, or pursuant to and in accordance with our conversion option, into the kind and amount of securities (of Midwest or another issuer), cash and other property receivable upon such reclassification or business combination by a holder of the number of shares of common stock into which such shares of the Series A Preferred Stock could have been converted immediately prior to such reclassification or business combination, after giving effect to any adjustment event. These provisions apply to successive reclassifications or business combinations. The right of a holder of Series A Preferred Stock to convert the holder’s shares of Series A Preferred Stock into common stock prior to the effective date of a reclassification or business combination shall not be affected by this provision. Holders of Series A Preferred Stock shall have no right to vote with respect to such reclassification or business combination.

We may enter into a business combination but in such event:

•	the shares of the Series A Preferred Stock (unless converted) will become shares of such survivor, successor, transferee or lessee, having in respect of such survivor, successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series A Preferred Stock had immediately prior to such transaction; and

•	we must deliver to the transfer agent an officer’s certificate and an opinion of counsel stating that such transaction complies with the certificate of designation.

Upon our consummation of a business combination, the successor resulting from such business combination will succeed to, and be substituted for, and may exercise every right and power of ours under the shares of the Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A Preferred Stock.

Optional Redemption

General.  The shares of Series A Preferred Stock (and, therefore, the depositary shares) are redeemable at our option with the prior approval of the Federal Reserve Board, if required, in whole or in part, at any time or from time to time, out of funds legally available for payment, on or after the fifth anniversary of the issue date.

The cash redemption price will be the liquidation preference, initially $2,500 per share of Series A Preferred Stock (or $25.00 per depositary share), plus declared and unpaid dividends, if any, for prior dividend periods (if we have received the approval of the Federal Reserve Board) and the then-current dividend period.

Whenever we redeem shares of our Series A Preferred Stock held by the depository, the depository will redeem, as of the same redemption date, a number of depositary shares representing the shares so redeemed and the depositary receipts evidencing such depositary shares.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, we will select those to be redeemed pro rata, or by lot, or in any other manner as our board of directors may determine. If a partial redemption of the Series A Preferred Stock would result in the delisting of the Series A Preferred Stock from any national securities exchange on which the shares of Series A Preferred Stock are then listed, we may only redeem the Series A Preferred Stock in whole.

On and after the date fixed for redemption, provided that the redemption price has been paid or provided for, dividends will no longer be payable on the Series A Preferred Stock (and, therefore, the depositary shares) called for redemption. These shares will no longer be deemed to be outstanding, and the holders of these shares will have no rights as stockholders, except the right to receive the amount payable on redemption, without interest, upon surrender of the certificates evidencing the shares of Series A Preferred Stock (or depositary shares) to be redeemed.

We will not redeem or set aside funds for the redemption of any parity stock unless prior to or contemporaneously we redeem, or set aside funds for the redemption of, a number of shares of Series A Preferred Stock whose liquidation preference bears the same relationship to the aggregate liquidation preference of all shares of Series A Preferred Stock then outstanding as the liquidation preference of any parity stock then outstanding.

Redemption Procedures.  We will furnish written notice of the redemption by issuing a press release for publication on a newswire service and by first class mail to each holder not less than 30 nor more than 60 days in advance of the redemption date. In addition to any information required by applicable law or regulation, the press release, if any, and this notice, shall state, as appropriate:

•	the redemption date;

•	the total number of shares of the Series A Preferred Stock to be redeemed;

•	that each share of the Series A Preferred Stock to be redeemed will be redeemed for cash in an amount equal to the redemption price;

•	that dividends on the Series A Preferred Stock to be redeemed will cease to be payable on the redemption date, unless we default in the payment of the redemption price;

•	that the right of the holders to voluntarily convert shares of the Series A Preferred Stock into common stock will terminate at the close of business on the trading day preceding the redemption date, unless we default in the payment of the redemption price; and

•	that if any shares of the Series A Preferred Stock held by any holder are represented by one or more physical certificates, such holder must surrender to us or the transfer agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series A Preferred Stock to be redeemed.

If we redeem a holder’s Series A Preferred Stock (or, therefore, depositary shares), such holder’s right to voluntarily convert the redeemed Series A Preferred Stock (or the depositary shares) shall terminate at 5:00 p.m., New York City time, on the trading day immediately preceding the date fixed for redemption or the conversion option date, as the case may be.

Each holder of one or more physical certificates representing shares of the Series A Preferred Stock must surrender such physical certificate or certificates to us or our transfer agent (properly endorsed or assigned for transfer, if we shall so require and the redemption notice shall so state), in the manner and at the place or places designated in the redemption notice, and the full redemption price for such shares will be payable in cash on the redemption date to the holder, and each surrendered physical certificate will be canceled and retired.

Preemptive Rights

No holder of any shares of Series A Preferred Stock (or, therefore, depositary shares) will have any preemptive right to subscribe to stock, obligations, warrants or other securities of any class, whether now or authorized in the future.

No Other Rights

Shares of common stock or Series A Preferred Stock (and, therefore, the depositary shares) do not have any preferences, voting powers or relative, participating, option or other special rights, except as set forth in our certificate and the certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent for the Series A Preferred Stock will be Illinois Stock Transfer Company.

Depositary Shares

The following is a brief description of the terms of the depositary shares which does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement (including the form of depositary receipt contained therein), which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this prospectus supplement constitutes a part.

Deposit Agreement.  The Series A Preferred Stock underlying the depositary shares will be deposited under a deposit agreement between Midwest and Illinois Stock Transfer Company, as depository, and the holders from time to time of depositary receipts issued under the deposit agreement. Each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of Series A Preferred Stock represented by that depositary share, to all the rights and preferences of the Series A Preferred Stock, including dividend, conversion, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related Series A Preferred Stock. Immediately following the issuance of shares of the Series A Preferred Stock, the depository will issue and deliver the depositary receipts to us and we will provide them to the underwriters. Depositary receipts will only be issued evidencing whole depositary shares.

The depository will act as transfer agent and registrar for depositary receipts, and will act as redemption and conversion agent for the depositary receipts.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depository arrangements and all charges of the depository in connection with the initial deposit of the Series A Preferred Stock, the initial issuance of the depositary shares, all withdrawals of shares of Series A Preferred Stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Amendment and Termination of Deposit Agreement.  The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depository to deliver to the holder the Series A Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement will automatically terminate if (i) all outstanding depositary shares have been redeemed or converted or (ii) there has been a final distribution in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of Midwest and such distribution has been made to all the holders of depositary shares.

Dividends.  The depository will distribute all cash dividends or other cash distributions received on the Series A Preferred Stock to the record holders of depositary receipts in proportion to the number of the depositary shares evidenced by depositary receipts those holders own on the record date fixed by us for the Series A Preferred Stock. In the event that the calculation of such amount to be paid results in an amount which is a fraction of one cent, the amount the depository shall distribute to such record holder shall be rounded to the next highest whole cent if such fraction of one cent is equal to or greater than $.005. Otherwise, the fractional interest shall be disregarded.

If we make a distribution other than in cash, the depository will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own on the relevant record date, unless the depository determines (after consultation with us) that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the depository may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges.

Voting.  Upon receiving notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depository will mail the information contained in the notice of the meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depository how to exercise his or her voting rights. The depository will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the Series A Preferred Stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will take all reasonable action that may be deemed necessary by the depository in order to enable the depository to do so. The depository will abstain from voting shares of Series A Preferred Stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Conversion.  If we elect to exercise our conversion option, the depository will convert all depositary shares into shares of our common stock equal to the applicable fraction or multiple of the shares of common stock into which the Series A Preferred Stock has been converted plus any cash for a fractional share interest.

If a holder elects to convert the holder’s depositary shares, the depository will convert shares of Series A Preferred Stock into a sufficient number of shares of our common stock equal to the applicable fraction or multiple of the shares of common stock represented by the depositary shares for which conversion has been elected plus any cash for any fractional share interest.

After the conversion, the depositary shares will no longer be deemed to be outstanding, and all rights of holders of the depositary shares will cease, except the right to receive the shares of common stock and cash to which the holders are entitled to receive upon the conversion upon the surrender to the depository of the depositary shares representing the depositary receipts. Any shares of common stock and cash deposited by us with the depository for any depositary shares that the holders fail to convert will be returned to us after a period of two years from the date they are deposited.

Redemption.  Whenever we redeem Series A Preferred Stock, the depository will redeem depositary shares from any proceeds received by the depository resulting from the redemption, in whole or in part, of the Series A Preferred Stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the Series A Preferred Stock. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depository.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the depository of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depository for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Withdrawal of Preferred Stock.  Upon surrender of depositary receipts at the principal office of the depository, upon payment of any unpaid amount due the depository, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented by such depositary shares. Partial shares of Series A Preferred Stock will not be exchanged for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Series A Preferred Stock to be withdrawn, the depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of Series A Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Miscellaneous.  The depository will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depository and which we are required to furnish to the holders of the Series A Preferred Stock. In addition, the depository will make available for inspection by holders of depositary receipts at the principal office of the depository, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depository as the holder of Series A Preferred Stock.

Neither the depository nor any depository’s agent (as defined in the deposit agreement), nor the registrar (as defined in the deposit agreement) nor Midwest assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its gross negligence, willful misconduct or bad faith. Neither the depository, any depository’s agent, the registrar nor Midwest will be liable if it is prevented or delayed by law or, in the case of the depository, any depository’s agent or the registrar, any circumstance beyond its control, in performing its obligations under the deposit agreement. Midwest and the depository are not obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or Series A Preferred Stock unless reasonably satisfactory indemnity is furnished. Midwest and the depository may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Holders of depositary receipts may inspect the depository’s transfer records for the depositary receipts at the depositary’s office during normal business hours, provided that such inspection is for a proper purpose.

Registration of Transfer of Receipts.  The depository will register on its books transfers of depositary receipts upon surrender of the receipt by the holder, properly endorsed or accompanied by appropriate instruments of transfer, subject to certain restrictions and conditions set forth in the deposit agreement. Title to depositary shares represented by a depositary receipt, which is properly endorsed or accompanied by appropriate instruments of transfer, will be transferable by delivery with the same effect as in the case of a negotiable instrument.

Resignation and Removal of Depository.  The depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depository, any such resignation or removal to take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

MATERIAL FEDERAL U.S. INCOME TAX CONSIDERATIONS

Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the Series A Preferred Stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were holders of the underlying Series A Preferred Stock. Withdrawals of Series A Preferred Stock for depositary shares are not taxable events for federal income tax purposes. With regard to taxation of U.S. stockholders on the sale or exchange of depositary shares, such stockholders will be treated in the same manner as if they had sold or exchanged the underlying Series A Preferred Stock.

The following is a discussion of the material U.S. federal income tax consequences applicable to holders of depositary shares resulting from their purchase, ownership and disposition of the depositary shares (and any common stock received upon conversion). This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions as of the date hereof and all of which are subject to change, possibly with retroactive effect.

This discussion does not purport to address all of the U.S. federal income tax consequences that may be applicable to particular holders, including: foreign taxpayers; brokers or dealers in securities; financial institutions; partnership or other pass-through entities; traders in securities; persons subject to the alternative minimum tax: insurance companies; persons that hold the depositary shares or common stock issued upon its conversion as part of a hedge, conversion, integrated or constructive sale transaction or as part of a straddle; persons whose functional currency is not the U.S. dollar; and tax-exempt organizations. In addition, except as otherwise provided, this discussion addresses only material U.S. federal income tax consequences and does not describe any U.S. federal estate or gift tax consequences or the tax consequences arising out of the application of the tax laws of any state, local or foreign jurisdiction. This discussion applies only to those persons who are the initial holders of the depositary shares. In addition, this discussion is limited to those holders who are U.S. persons and who hold the depositary shares and the common stock as a “capital asset.”

In addition, this discussion does not purport to address the tax consequences that may be applicable to holders that are not “U.S. Holders.” As used herein, the term “U.S. Holder” means a holder that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S. (including a single member limited liability company disregarded for federal tax purposes);

•	a corporation (or other entity treated as a corporation) created in or under the laws of the U.S. or of any state thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•	a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (including certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date that they timely elected to continue to be treated as U.S. persons); or

•	a partnership (including a multiple member limited liability company) that is created or organized in or under the laws of the U.S. or of any state thereof.

Distributions in General.  Distributions with respect to the depositary shares (or common stock issued upon conversion) will be treated as dividends and taxable as ordinary income to the extent of our current and accumulated earnings and profits as calculated for U.S. federal income tax purposes. The maximum U.S. tax rate on most dividends received by non-corporate taxpayers is generally 15% but is currently scheduled to increase for dividends paid after December 31, 2010. Barring any intervening legislation, dividends will be taxed at ordinary income rates after 2010. To the extent that the amount of a distribution with respect to the depositary shares (or common stock issued upon conversion) exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis, and thereafter as capital gain from the sale of the depositary shares (taxable as described below under “— Sale or Other Taxable Disposition of the Depositary Shares”).

Subject to certain exceptions and limitations, a holder that is a corporation may be entitled to a dividends-received deduction (generally at a 70% rate) with respect to amounts treated as dividends on the depositary shares (or common stock issued upon conversion) but will not be entitled to that deduction with respect to amounts treated as a return of capital or capital gain. The benefit of a dividends-received deduction may be reduced by the corporate alternative minimum tax. In determining entitlement to the dividends-received deduction, corporate holders must consider certain provisions that may limit the availability of the deduction including, but not limited to, the holding period rules under Section 246(c) of the Code and the debt-financed stock rules of Section 246A of the Code.

Conversion of the Depositary Shares.  A holder generally will not recognize gain or loss upon the conversion of the depositary shares into common stock, except with respect to cash paid in lieu of fractional shares of common stock.

Generally, a holder’s adjusted tax basis in the common stock received upon the conversion of the depositary shares will equal the adjusted tax basis of the converted depositary shares (other than the portion of such depositary shares the conversion of which resulted in the recognition of gain or loss due to the receipt of cash in lieu of fractional shares). The holding period of such common stock will include the holding period of the converted depositary shares.

Adjustment of Conversion Price in Respect of Depositary Shares.  In general, adjustments to the conversion ratio of the depositary shares to prevent dilution because of a stock dividend or stock split will not be taxable. However, an adjustment to the conversion price ratio to reflect our issuance of certain rights, warrants, evidences of indebtedness, stock, securities or other assets to holders of common stock, or an adjustment, may result in a constructive dividend to the holders of the depositary shares if such change has the effect of increasing the holder’s proportionate interest in our earnings and profits or assets. The amount of any such constructive dividend would be the fair market value on the date of the adjustment of the additional number of shares of common stock to which holders of depositary shares would be entitled by reason of the increase in the proportionate interests of such holders in our assets or earnings and profits.

Excessive Redemption Price.  Under Section 305(c) of the Code and the related regulations of the Treasury Department, if the redemption price of the depositary shares exceeds their issue price (i.e., the fair market value at the date of original issue) by more than a de minimis amount, such excess may be treated as a constructive distribution that will be treated in the same manner as distributions described above under “— Distributions in General.” A holder of the depositary shares would generally be required to treat such excess as a constructive distribution received by the holder over the life of the depositary shares under a constant interest (economic yield) method that takes into account the compounding of yield. However, our right to redeem the depositary shares at a premium would give rise to a constructive distribution only if, based on all the facts and circumstances as of the issue date, redemption pursuant to that right is more likely than not to occur. Even if a redemption at a premium is considered to be more likely than not, our redemption right still would not give rise to a constructive distribution if the redemption right is solely in the nature of a penalty for premature redemption. We do not believe that a redemption at a premium is more likely than not to occur, and we intend to take the position that our redemption right does not result in a constructive distribution.

Sale or Other Taxable Disposition of the Depositary Shares.  Upon a sale or other taxable disposition of depositary shares (or common stock issued upon conversion) other than a redemption, a holder generally (except upon certain circumstances as discussed below) will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received upon such sale or other taxable disposition and (ii) the holder’s adjusted tax basis in the depositary shares (or common stock issued upon conversion). Such gain or loss will be long-term capital gain or loss if the depositary shares (or common stock issued upon conversion) have been held by the holder for more than one year at the time of disposition. The maximum tax rate on long-term capital gains for most non-corporate taxpayers is currently 15% through December 31, 2010. Barring any intervening legislation, the maximum rate on long-term capital gains for most non-corporate taxpayers will be 20% after 2010. The deductibility of capital losses by non-corporate taxpayers is generally limited to the amount of capital gains in the relevant year plus $3,000. The tax rate on capital gains for corporate taxpayers is generally the same rate as for ordinary income.

Redemption of the Series A Preferred Stock.  A holder of depositary shares will recognize gain or loss upon a redemption of the depositary shares for cash. A redemption will be treated as a sale or exchange and, therefore, qualify for the capital gains treatment described under “— Sale or Other Taxable Disposition of the Depositary Shares” if, after taking into account stock that is actually or constructively owned by such holder under the constructive ownership rules of Section 318 of the Code, either (i) the holder’s interest in us is completely terminated as a result of the redemption, (ii) if the holder owns shares of voting stock in us, the holder’s percentage ownership of our voting stock immediately after the redemption is less than 80% of such holder’s percentage ownership immediately before the redemption or (iii) the redemption is “not essentially equivalent to a dividend.” Whether a redemption is not essentially equivalent to a dividend depends on each holder’s facts and circumstances, but in any event requires a “meaningful reduction” in such holder’s equity interest in us.

If a particular holder of depositary shares owns (actually or constructively) no shares of our common stock, equity stock or other series of preferred stock or an insubstantial percentage of the outstanding shares of our common stock, equity stock or preferred stock, based upon current law, it is probable that the redemption of depositary shares from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

If none of the above conditions necessary for sale or exchange treatment is satisfied, the entire amount of the cash received in the redemption will be treated as a distribution, which will be treated in the same manner as distributions described above under “— Distributions in General.” In such case, the holder’s adjusted tax basis in the redeemed stock would be transferred to the holder’s remaining shares of our stock, subject, in the case of a corporate taxpayer, to reduction or possible gain recognition under Section 1059 of the Code in an amount equal to the non-taxed portion of the dividend. If the holder does not actually own any other stock, but, instead, is deemed to have a constructive ownership interest in us, the holder may lose the benefit of its adjusted tax basis in the redeemed stock. However, the holder’s adjusted tax basis in the redeemed stock may be shifted to our stock owned by the related person whose stock the holder is deemed to own constructively.

Information Reporting and Backup Withholding on U.S. Holders.  We generally will be required to report to certain holders of our depositary shares (or common stock issued upon its conversion) and to the IRS the amount of any dividends paid to a holder in each calendar year and the amounts of any tax withheld.

Backup withholding may apply with respect to our payments of dividends on the depositary shares (or common stock issued upon conversion) and to certain payments of proceeds on the sale or redemption of the depositary shares. The backup withholding tax rate is currently 28%. Backup withholding may be avoided if the beneficial owner of such depositary shares (or common stock issued upon conversion) furnishes us or our agent with a federal taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. If the depositary shares (or common stock issued upon conversion) are sold to (or through) a “broker,” the broker may be required to withhold such percentage of the entire sales price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information. Such a sale must also be reported by the broker to the IRS, unless the broker determines that the seller is an exempt recipient. The term “broker” as defined by regulations of the Treasury Department includes all persons who, in the ordinary course of their business, stand ready to effect sales made by others.

Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against the holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. In addition, certain penalties may be imposed by the IRS on a holder who is required to supply information but does not do so in the proper manner.

The foregoing summary is for general information only, is current only as of the date of this prospectus supplement and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular purchaser or holder of the Series A Preferred Stock or the depositary shares in light of its particular circumstances and income tax situation. Accordingly, each purchaser or holder of the depositary shares should consult with its own tax advisor as to the specific tax consequences to such purchaser or holder of the purchase, ownership, transfer and disposition of the depositary shares, including the application and effect of state, local and foreign income and other tax laws.

The foregoing summary was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer. The foregoing summary was written to support the promotion or marketing of the transaction addressed in this memorandum. Each purchaser or holder should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein and therein by reference to other documents that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You should not rely on forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated herein and therein by reference.

You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements may include, among other things, statements relating to our projected growth, anticipated improvements in financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies, including anticipated internal growth, plans to open new branch offices, and to pursue additional potential development or acquisition of banks or fee-related business.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, and the documents we incorporate by reference.

You should refer to our periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” beginning on page S-45 of this prospectus supplement.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statement, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

UNDERWRITING

General

We and the underwriters named below have entered into an underwriting agreement covering the depositary shares to be offered in this offering. Subject to the terms and conditions of the underwriting agreement, which will be filed by us as an exhibit to a Current Report on Form 8-K, each underwriter has severally agreed to purchase from us the number of depositary shares set forth opposite its name in the following table:

Name of Underwriter	Number of Shares

Stifel, Nicolaus & Company, Incorporated
Friedman, Billings, Ramsey & Co., Inc.
Sterne, Agee & Leach, Inc.
Howe Barnes Hoefer & Arnett

Total

The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of depositary shares, but it is not responsible for the commitment of any other underwriter. The underwriting agreement provides that the underwriters’ several obligations to purchase depositary shares depend on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material adverse change in the financial markets; and

•	we deliver customary closing documents and legal opinions to the underwriters.

The underwriters are committed to purchase and pay for all depositary shares offered by this prospectus supplement and the accompanying prospectus, if any such shares are taken. However, the underwriters are not obligated to take or pay for the depositary shares covered by the underwriters’ over-allotment option described below, unless and until they exercise this option.

The depositary shares are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part.

Electronic Prospectus Delivery

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically. Stifel, Nicolaus & Company, Incorporated, as representative for the several underwriters, may agree to allocate a number of depositary shares to underwriters for sale to their online brokerage account holders. The representative will allocate depositary shares to underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any of these web sites and any other information contained on a web site maintained by an underwriter or syndicate member is not part of this prospectus.

Nasdaq Global Market Listing

Our common stock is quoted on the Nasdaq Global Market under the symbol “MBHI.”

We have requested that the depositary shares be quoted on the Nasdaq Global Market under the symbol “MBPS.”

Over-Allotment Option

We have granted to the underwriters an over-allotment option, exercisable no later than 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 300,000 additional depositary shares at the public offering price, less the underwriting discount and commission set forth on the cover page of this prospectus supplement.

To the extent that the underwriters exercise their over-allotment option, the underwriters will become obligated, so long as the conditions of the underwriting agreement are satisfied, to purchase the additional depositary shares in proportion to their respective initial purchase amounts. We will be obligated to sell these depositary shares to the underwriters to the extent the over-allotment option is exercised. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the depositary shares offered by this prospectus supplement.

Commissions and Expenses

The underwriters propose to offer the depositary shares directly to the public at the offering price set forth on the cover page of this prospectus supplement and to dealers at the public offering price less a concession not in excess of $      per share, of which a concession not in excess of $      per share may be re-allowed to other dealers. After the public offering of the depositary shares, the underwriters may change the offering price and other selling terms.

The following table shows the per share and total underwriting discounts and commission that we will pay to the underwriters and the proceeds we will receive before other expenses related to this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. We will receive proceeds of $48.3 million ($55.5 million if the over-allotment is exercised) net of underwriting discounts and offering expenses.

		Total	Total
		Without Over-	With Over-
	Per	Allotment	Allotment
	Share	Exercise	Exercise

Public offering price	$	$	$
Underwriting discount payable by us	$	$	$
Proceeds to us before expenses	$	$	$

We estimate that the total expenses of this offering, exclusive of underwriting discounts and commissions, will be approximately $          , and are payable by us.

Lock-Up Agreements

We, and our subsidiaries, and each of our directors and our stockholders who own more than 5% of our common stock have agreed, for a period of 90 days after the date of this prospectus supplement, without the prior written consent of Stifel, Nicolaus & Company, Incorporated:

•	not to offer, sell, contract to sell, announce the intention to sell or pledge or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of our common stock or depositary shares;

•	not to grant or sell any option or contract to purchase any of our common stock or depositary shares; and

•	not to enter into any swap or other agreement that transfers any of the economic consequences of ownership of or otherwise transfer or dispose of, directly or indirectly, any of our common stock or depositary shares.

These agreements also prohibit us and our subsidiaries and our directors and 5% stockholders from entering into any of the foregoing transactions with respect to any securities that are convertible into or exchangeable for our common stock or the depositary shares. These restrictions will not prohibit us from issuing shares of our common stock under our employee benefit plans or prevent us from negotiating possible acquisitions using our common stock.

Each of our directors and our stockholders who own more than 5% of our common stock have also agreed, for a period of 90 days after the date of this prospectus supplement, not to seek to exercise or effectuate, in any manner, any rights now held or subsequently acquired to require us to register, under the Securities Act, the sale, transfer or other disposition of our common stock or depositary shares held by such person.

Indemnity

We have agreed to indemnify the underwriters and persons who control the underwriters against liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase depositary shares so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriters of depositary shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of depositary shares over-allotted by the underwriters is not greater than the number of depositary shares that they may purchase in the over-allotment option. In a naked short position, the number of depositary shares involved is greater than the number of depositary shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing depositary shares in the open market.

•	Syndicate covering transactions involve purchases of depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of depositary shares to close out the short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared with the price at which they may purchase depositary shares through exercise of the over-allotment option. If the underwriters sell more depositary shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying depositary in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the depositary shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the depositary shares originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our depositary shares or preventing or retarding a decline in the market price of our depositary shares. As a result, the price of our depositary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our depositary shares. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and any selling group members who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our depositary shares on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934. Rule 103 permits passive market making activity by the participants in our depositary shares offering. Passive market making may occur before the pricing of our offering, and before the commencement of offers or sales of the depositary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. The underwriters and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriters

Certain of the underwriters and some of their respective affiliates have performed and expect to continue to perform financial advisory and investment and commercial banking services for us. From time to time some of the underwriters may provide other investment banking services to us in the ordinary course of their respective businesses. For these services, they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services.

LEGAL MATTERS

The validity of the common stock offered hereby and certain other legal matters are being passed upon for us by Hinshaw & Culbertson LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Barack Ferrazzano Kirschbaum & Nagelberg LLP.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and 2005, and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus supplement by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2004, incorporated in this prospectus supplement by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available on our web site at http://www.midwestbanc.com, and at the office of the Nasdaq Global Market. Except for those SEC filings, none of the other information on our web site is part of this prospectus supplement. For further information on obtaining copies of our public filings at the Nasdaq Global Market, you should call (212) 656-5060 or visit the Nasdaq Global Market website http://www.nasdaq.com.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement.

Some information contained in this prospectus supplement updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K listed below):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2007, on February 1, 2007, February 27, 2007, March 5, 2007, March 23, 2007, April 6, 2007, April 26, 2007, May 3, 2007 July 2, 2007, July 25, 2007, July 31, 2007, September 7, 2007, September 14, 2007, September 26, 2007, October 1, 2007, October 5, 2007, October 25, 2007, November 14, 2007 and November 23, 2007; and

•	the description of our common stock contained in our Registration Statement on Form S-1 dated December 19, 1997.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the effectiveness of the registration statement that contains this prospectus supplement and until the offering is terminated; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other document filed later which is also incorporated in this prospectus supplement by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement except as so modified or superseded. The information contained in this prospectus supplement should be read together with the information in the documents incorporated in this prospectus supplement by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Daniel R. Kadolph
Executive Vice President and Chief Financial Officer
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053

These incorporated documents may also be available on our web site at www.midwestbanc.com. Except for incorporated documents, information contained on our web site is not a prospectus and does not constitute part of this prospectus supplement.

Prospectus

$150,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer from time to time debt securities (which may be senior or subordinated debt securities), preferred stock, depositary shares, common stock, warrants, purchase contracts or units. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities.

The aggregate initial offering price of all securities we sell under this prospectus will not exceed $150,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities.

Midwest’s common stock is traded on the Nasdaq Global Market under the symbol “MBHI.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” beginning on page 3 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.

This prospectus is dated November 26, 2007.

i

ABOUT THIS PROSPECTUS

In this prospectus, we use the terms “we,” “us” and “our” to refer to Midwest Banc Holdings, Inc. and its subsidiaries. We also use the term “Midwest” to refer to Midwest Banc Holdings, Inc. and its subsidiaries.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $150,000,000, in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities is permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Midwest. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the

Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available on our web site at http://www.midwestbanc.com, and at the office of the Nasdaq Global Market. Except for those SEC filings, none of the other information on our web site is part of this prospectus. For further information on obtaining copies of our public filings at the Nasdaq Global Market, you should call (212) 656-5060 or visit the Nasdaq Global Market website http://www.nasdaq.com.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K listed below):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007.

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2007, on February 1, 2007, February 27, 2007, March 5, 2007, March 23, 2007, April 6, 2007, April 26, 2007, May 3, 2007 July 2, 2007, July 25, 2007, July 31, 2007, September 7, 2007, September 14, 2007, September 26, 2007, October 1, 2007, October 5, 2007 and October 25, 2007.

•	the description of our common stock contained in our Registration Statement on Form S-1 dated December 19, 1997.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the effectiveness of the registration statement that contains this prospectus and until the offering is terminated; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Daniel R. Kadolph
Executive Vice President and Chief Financial Officer
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053

These incorporated documents may also be available on our web site at www.midwestbanc.com. Except for incorporated documents, information contained on our web site is not a prospectus and does not constitute part of this prospectus.

FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement, and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements may include, among other things, statements relating to our projected growth, anticipated improvements in financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on our results of operations and financial condition from expected developments or events, our business and growth strategies, including anticipated internal growth, plans to open new branch offices, and to pursue additional potential development or acquisition of banks or fee-related business.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statement, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information about Midwest and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $150,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock, $.01 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, $.01 par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

The senior and subordinated debt securities will be issued under two separate indentures between us and a banking institution as trustee. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the indentures, forms of which are included as an exhibit to our registration statement.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

MIDWEST BANC HOLDINGS, INC.

About Midwest

We are a community-based bank holding company headquartered in Melrose Park, Illinois. Through our wholly owned subsidiaries, we provide a wide range of services, including traditional banking services, personal and corporate trust services, residential mortgage services, insurance brokerage and retail securities brokerage services. Our principal operating subsidiary is Midwest Bank and Trust Company, or the Bank, an Illinois state bank that operates 29 banking centers in the Chicago metropolitan area. We operate in one business segment, community banking, providing a full range of services to individual and corporate customers.

Midwest Financial and Investment Services, Inc., one of our subsidiaries, is a NASD registered broker/dealer and Midwest Bank Insurance Services, L.L.C., a subsidiary of the Bank, acts as an insurance agency for individuals and corporations.

We focus on establishing and maintaining long-term relationships with customers and are committed to serving the financial services needs of the communities we serve. In particular, we have emphasized in the past and intend to continue to emphasize our relationships with individual customers and small-to-medium-sized businesses. We actively evaluate the credit needs of our markets, including low- and moderate-income areas, and offer products that are responsive to the needs of our customer base. The markets we serve provide a mix of real estate, commercial and industrial, and consumer lending opportunities, as well as a stable core deposit base. We have expanded our trust administration and trust services activities along with broker/dealer activities.

Recent Developments

On October 1, 2007, we completed our acquisition of Northwest Suburban Bancorp, Inc. and Mount Prospect National Bank, Northwest Suburban’s bank subsidiary, was merged into the Bank, creating a 29-office bank with approximately $3.6 billion in assets. The overall mix of consideration paid for all outstanding shares of Northwest Suburban common stock was fixed so that 55% of the Northwest Suburban common stock was converted into cash and 45% of the Northwest Suburban common stock was converted into 3.8 million shares of our common stock. The total deal value was $135.4 million.

John Eilering, Chairman and CEO of Northwest Suburban, has become Area President — Northwest of the Bank and Stephen Markovits, President of Northwest Suburban, has become an Executive Vice President of the Bank. Dennis O’Hara, CPA, a partner in the accounting firm, Clifton Gunderson, LLP, and a director of Northwest Suburban, has joined the boards of both Midwest and the Bank. Each key revenue producer from Northwest Suburban has been retained.

On July 1, 2006, we acquired Royal American Corporation, a bank holding company, in a cash and stock merger transaction. At the time of the acquisition, Royal American had total assets of $561.2 million. Our stock comprised approximately 50% of the purchase price, at an exchange ratio of 3.58429 shares of our common stock for each Royal American common share, and the remainder was paid in cash at the rate of $80 for each share of Royal American common shares. We issued 2.9 million common shares, paid $64.6 million in cash, and paid $795,000 in costs that were capitalized for a total purchase price of $129.2 million.

The acquisition of Royal American diversified our deposit and lending mix as well as sources of noninterest income. Mr. J. J. Fritz, Chairman and Chief Executive Officer of Royal American, along with Mr. Thomas A. Rosenquist, joined the Boards of Directors of both Midwest and the Bank. In addition, Mr. Fritz now serves as an Executive Vice President of Midwest and President and Chief Operating Officer of the Bank. The executive management team of the Bank was expanded with the additions of other Royal American executives. Each key revenue producer from Royal American has been retained.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	possible acquisitions;

•	reducing or refinancing existing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods presented:

	For the
	Nine Months Ended		For the Years Ended
	September 30,		December 31,	December 31,	December 31,	December 31,	December 31,
	2007	2006	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges:(1)
Including deposit interest	121%	130%	122%	83%	99%	161%	137%
Excluding deposit interest	395%	408%	382%	242%	287%	413%	375%

For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:

•	income before income taxes and losses from unconsolidated investees; and

•	fixed charges.

For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

•	interest cost, including interest on deposits; and

•	that portion of rent expense estimated to be representative of the interest factor.

(1)	Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges.

REGULATORY CONSIDERATIONS

We are extensively regulated under both federal and state law. We are a bank holding company under the Bank Holding Company Act of 1956. As such, the Federal Reserve Board regulates, supervises and examines us. Our banking subsidiary has deposit insurance provided by the Federal Deposit Insurance Corporation through the Bank Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiary within certain limits, the Illinois Department of Financial and Professional Regulation and the Federal Reserve Board, which regulate us and our bank subsidiaries, and the SEC.

Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

Depository institutions, like our bank subsidiary, are also affected by various federal and state laws, including those relating to consumer protection and similar matters. We also have other subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Our non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they do business.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our capital structure consists of 64 million authorized shares of common stock, $.01 par value per share, and one million shares of undesignated preferred stock, $.01 par value per share. As of October 31, 2007, 28.2 million shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Our common stock is traded on the Nasdaq Global Market under the symbol “MBHI.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

DESCRIPTION OF COMMON STOCK

General

The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation, or the certificate, and our amended and restated by-laws, or the by-laws, as well as the Delaware General Corporation Law, or the DGCL. Our certificate and by-laws are, and any amendments to them will be, incorporated by reference in our SEC registration statement.

The transfer agent and registrar for our common stock is Computershare Investors Services, L.L.C., 2 North LaSalle Street, Chicago, Illinois 60602.

Dividends

The holders of common stock will be entitled to receive and share equally in such dividends, if any, declared by the board of directors out of funds legally available therefor. We may pay dividends if, as and when declared by our board of directors. The payment of dividends by Midwest is subject to limitations imposed by the DGCL and the Federal Reserve Board. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights

The holders of common stock possess voting rights in Midwest. They elect Midwest’s board of directors and act on such other matters as are required to be presented to them under Delaware law or our certificate or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If Midwest issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 85% shareholder vote. See “Certain Anti-takeover Effects of Our Certificate and By-Laws and Delaware Law” below.

Liquidation; Dissolution

In the event of any liquidation, dissolution or winding up of Midwest, so long as it has not issued preferred stock, the holders of Midwest common stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Midwest (including the payment of all fees, taxes and other expenses incidental thereto), the remaining assets of Midwest available for distribution. If shares of Midwest preferred stock are issued, the holders of such shares of preferred stock may also have priority over the holders of Midwest common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption

Holders of Midwest’s common stock are not entitled to preemptive rights with respect to any shares that may be issued in the future. The common stock is not subject to mandatory redemption by Midwest.

Certain Anti-takeover Effects of Our Certificate and By-laws and Delaware Law

Certain provisions of our certificate, by-laws and the DGCL, may have the effect of impeding the acquisition of control of Midwest by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Midwest’s board of directors.

These provisions may have the effect of discouraging a future takeover attempt which is not approved by Midwest’s board of directors but which individual Midwest shareholders may deem to be in their best interests or in which Midwest shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Midwest’s current board of directors or management more difficult.

These provisions of our certificate and by-laws include the following:

•	Midwest’s board of directors may issue additional authorized shares of Midwest’s capital stock to deter future attempts to gain control of Midwest, and the board has the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions.

•	Our certificate does not provide for cumulative voting for any purpose, and our certificate and by-laws also provide that any action required or permitted to be taken by our shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting.

•	Our by-laws also provide that special meetings of the shareholders may only be called by the Chairman or President of Midwest or at the request of a majority of the board of directors.

•	The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote at a meeting on every matter that is to be voted on constitutes a quorum under our by-laws.

•	Our by-laws provide that, unless otherwise provided in the resolution electing a person as director, each person, in order to be eligible to serve as a director, must own, of record or beneficially, at least 3,000 shares of Midwest common stock which shares must be acquired within three years of an individual’s election to serve as a director.

•	Under the DGCL, members of a board of directors may be removed with or without cause unless the certificate of incorporation provides otherwise. Our certificate does not provide for removal of directors without cause. Our by-laws provide that a vacancy occurring on the board of directors, including a vacancy created by an increase in the number of the directors, shall be filled by a majority of the directors then in office.

•	The certificate of Midwest provides that the affirmative vote of the holders of at least 66 2/3% of the voting stock, voting together as a single class, is required to amend provisions of the certificate prohibiting shareholder action without a meeting or specifying the vote required to amend such provision. Our by-laws may be amended by the board of directors. Our by-laws may also be amended by the holders of voting shares constituting a majority of the shares voting on the amendment. However, by-law provisions relating to the calling of special meetings of shareholders, shareholder action without a meeting, the classified board of directors, filling of board vacancies or the amendment of our by-laws by shareholders, must be approved by the holders of at least 66 2/3% of the voting stock, voting together as a single class.

•	Under our by-laws, the only business which may be conducted at an annual meeting of shareholders is that business brought before the meeting by the board of directors or by any stockholder who is entitled to vote and who complied with the notice procedures set forth in our by-laws. For business to be brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and must have given timely notice in writing to the President of Midwest. To be timely, a shareholder’s notice must be delivered or mailed to and received at the offices of the President of Midwest not less than 120 days prior to the date of the meeting; provided, however, that, in the event that less than 130 days notice or prior public disclosure of the meeting date is given or made to shareholders, such notice by the shareholder to be timely must be so delivered not later than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting.

A shareholder’s notice to the President must set forth as to each matter the shareholder proposes to bring before the annual meeting:

1. a brief description of the matter the shareholder desires to present,

2. the name and record address of the shareholder who proposed such matter,

3. the class and number of shares of Midwest’s capital stock that are beneficially owned by the shareholder, and

4. any material interest of such shareholder in such business.

Our by-laws provide that nominations for election to the Midwest board of directors may be made only by the board of directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in our by-laws described above.

In addition to the information described above, the shareholder’s notice must set forth, as to each person the shareholder proposes to nominate for election or re-election as a director, his or her name and qualifications, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•	The DGCL prohibits Midwest from engaging in a business combination (as defined by the DGCL) with an interested shareholder (a person who owns, directly or indirectly, 15% or more of Midwest’s voting stock) for a three year period from the date, or the acquisition date, the person became an interested shareholder unless: (a) prior to the acquisition date, the Midwest board approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (b) upon consummation of the transaction in which the shareholder becomes an interested shareholder, the shareholder owns at least 85% of Midwest’s voting stock (that is, a non-interested shareholder must acquire at least 85% of the voting stock in one transaction), excluding stock held by officers and directors and employee stock plans in which participants do not have the right to determine confidentially whether shares held by the plan will be tendered in an exchange offer or a tender offer; or (c) on or after the acquisition date, the business combination is approved: (i) by the Midwest board, and (ii) by the Midwest shareholders, at a meeting duly called, provided that shareholders owning at least two-thirds of the Midwest voting stock approve the business combination. When determining whether the two-thirds vote requirement has been satisfied, voting stock held by the interested stockholder is not included.

•	The Change in Bank Control Act generally prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition.

The provisions described above are intended to reduce Midwest’s vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its board of directors.

DESCRIPTION OF PREFERRED STOCK

General

As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may (or may direct a board committee to) authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

•	for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur;

•	whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock;

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock; and

•	on parity with each other series of preferred stock and all other classes of our capital stock.

Dividends

If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of preferred stock, when and as declared by the board of directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The board of directors or the committee will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Midwest ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Midwest or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Midwest, the holders of shares of preferred stock will be entitled to receive, out of the assets of Midwest available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Midwest with or into another corporation nor a merger of another corporation with or into Midwest nor a sale or transfer of all or part of Midwest’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Midwest.

If, upon any liquidation, dissolution or winding up of Midwest, assets of Midwest then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Midwest.

Voting Rights

Unless otherwise determined by our board of directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution; or

•	amend, alter or repeal the provisions of our certificate or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding preferred stock or its holders.

Agents and Registrar for Preferred Stock

The transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Illinois Stock Transfer Company, 209 West Jackson Boulevard, Chicago, Illinois 60606.

Depositary Shares

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents.

General.  The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among Midwest, a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000, as depository, which we refer to as the preferred stock depository, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of a series of preferred stock, we will deposit those shares with the preferred stock depository, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions.  The preferred stock depository will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the preferred stock depository will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depository determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depository may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Midwest or the preferred stock depository on account of taxes or other governmental charges.

Conversion and Exchange.  If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting the Preferred Stock.  Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depository will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depository will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depository in order to enable the preferred stock depository to do so. The preferred stock depository will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares.  Depositary shares will be redeemed from any proceeds received by the preferred stock depository resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depository, the preferred stock depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depository.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depository of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depository for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement.  We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with any liquidation, dissolution or winding up of Midwest and that distribution has been made to the holders of depositary shares or all of the depository shares have been redeemed.

Charges of Preferred Stock Depository.  We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depository in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Corporate Trust Office of Preferred Stock Depository.  The preferred stock depository’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depository will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depository will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depository.  The preferred stock depository may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depository. Any resignation or removal will take effect upon the appointment of a successor preferred stock depository. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders.  We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depository, and it will forward those reports and communications to the holders of depositary shares.

Limitation on Liability.  Neither we nor the preferred stock depository will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit argument. Our obligations and those of the depository will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depository, negligence or willful misconduct. We and the depository may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Inspection by Holders.  Upon request, the preferred stock depository will provide for inspection to the holders of depositary shares the transfer books of the depository and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depository that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

Debt may be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Our debt securities will be issued under two indentures, one for senior debt securities and one for subordinated debt securities a copy of each of which is included as an exhibit to the registration statement.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the indenture, including the applicable supplement thereto, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities.

Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Global Securities.”

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture.

Under the subordinated indenture, “senior indebtedness” means all obligations of ours in respect of any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on indebtedness of ours for borrowed money;

•	all obligations guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	all obligations guaranteed by us evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered senior indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	all obligations of ours as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all obligations of ours for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of ours in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

•	any amendments, renewals, extensions, modifications and refundings of any of the above.

Senior indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•	any indebtedness of ours to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of ours in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Except as otherwise stated in the applicable prospectus supplement, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default and that declaration has not been rescinded and annulled as provided under the applicable supplemental indenture.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions.

Negative Pledge.  The supplemental indenture relating to any senior debt securities will provide that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, except for liens specifically permitted by the indenture, on:

•	voting securities of Midwest or any subsidiary succeeding to any substantial part of the business now conducted by Midwest or any such subsidiary, which we refer to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries,

without making effective provisions so that the senior debt securities issued under the indenture will be secured equally and ratably with indebtedness so secured.

Merger, Consolidation, Sale, Lease or Conveyance.  The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us.

Absence of Protections Against All Potential Actions of Midwest.  There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Midwest or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Midwest or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

Unless otherwise specified in the prospectus supplement, an event of default is defined under the indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	default for 90 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the related indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	specified events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued.

Acceleration of Debt Securities upon an Event of Default.  Unless otherwise specified in the prospectus supplement:

•	if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities (or subordinated debt securities if so provided in the prospectus supplement) issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Midwest applicable to the senior debt securities (or subordinated debt securities if so provided) of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, by notice in writing to Midwest and to the trustee, if given by securities holders, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of Midwest, occurs and is continuing, all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

Annulment of Acceleration and Waiver of Defaults.  In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal or interest on the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf.  The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities, voting as one class, may, with respect to debt securities of that class, direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder.  The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Annual Certification.  The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture.  If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•	irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture, then the indenture shall cease to be of further effect, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

Any additional conditions to the discharge of our obligations with respect to a series of debt securities will be described in the applicable prospectus supplement.

Defeasance of a Series of Securities at Any Time.  We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things: we irrevocably deposit with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

Any additional conditions to exercise this option with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

Modification Without Consent of Holders.  We and the applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•	add additional events of default or additional covenants;

•	establish additional series; or

•	make any change that does not adversely affect in any material respect the interests of the holders of any series.

Modification with Consent of Holders.  We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change certain provisions relating to a waiver of default;

•	change the currency in which the principal, any amount of original issue discount, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Midwest or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture.

Modification of Subordination Provisions.  We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” “Description of Preferred Stock” and “Description of Common Stock” will apply to each unit and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, or shares of preferred stock or common stock. Warrants may be issued independently or together with any debt securities, shares of preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of preferred stock or common stock. The warrants are to be issued under warrant agreements to be entered into between Midwest and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Midwest in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

This section is a summary of the material terms of the warrant agreement; it does not describe every aspect of the warrants. We urge you to read the form of warrant agreement attached as an exhibit to the registration statement because it, and not this description, will define your rights as a warrant holder.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each such debt security or share of preferred stock or common stock;

•	if applicable, the date on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Midwest, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock or common stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock or common stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Midwest as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of Midwest or any other matter, or to exercise any rights whatsoever as stockholders of Midwest.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities other than common stock in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depositary or any successors of the depository or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.

These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, units, or preferred stock, represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Midwest, the trustees, the warrant agents, the unit agents or any other agent of Midwest, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

BOOK-ENTRY ISSUANCE

General

The Depository Trust Company, DTC, may act as securities depository for all of the debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. The debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial

Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, DTCC. DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

Distribution of Funds

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositaries and Termination of Book-Entry System

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depositary is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

Any underwriters who are qualified market markers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Market. Any shares of common stock hereunder will be listed in the Nasdaq Global Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarking firm will be identified and terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Hinshaw & Culbertson LLP, Chicago, Illinois, our counsel, and for any underwriters and agents by counsel selected by such underwriters or agents.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and 2005, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated in this prospectus by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2004, incorporated in this prospectus by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1,400,000 Depositary Shares

Series A Noncumulative
Redeemable Convertible
Perpetual Preferred Stock

PROSPECTUS SUPPLEMENT

Stifel Nicolaus

Friedman Billings Ramsey

Sterne, Agee & Leach, Inc.

Howe Barnes Hoefer & Arnett

November 26, 2007